Exhibit 10.20

CEFOC China Power Fourth Company

Integrated Circuit Demonstration Line Project (Phase I) Project Secondary installation project

Process heating belt/jacket package

Project code: 21091

Contract number: CEFOC-HBZB-BJJDECP-21091-B-009

Company name: China Electronic System Engineering No.4 Construction Co., LTD

Subcontractor: Jiangsu Huhu Electromechanical Technology Co., Ltd.

Place of signing: Shijiazhuang, Hebei Province

Date of signing: June 8, 2021

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Catalogue

1.	Text of the Contract

2.	Annex I Description of the Scope of the Project

3.	Annex II Bill of Quantities valuation table

4.	Annex III Brand Table of Equipment and Materials

5.	Annex IV Construction Specifications and Technical Requirements

6.	Related drawings in Annex V

7.	Schedule and time nodes of Project in Annex VI

8.	Annex VII Project Organization Structure and Resumes of important members

9.	Annex VIII Investment Plan of Construction Machinery and Tools

10.	Appendix IX Power of Attorney

11.	Annex 11 Principles of Application for Approval and replacement of materials and equipment

12.	Annex X dimethyl shall provide provisions on the management and use of materials

13.	Annex XIII Provisions on the Management of Supplies

14.	Annex 14 Agreement on Safe Construction

15.	Annex 15 Quality Agreement

16.	Annex 16 Confirmation of Wage Payment for Migrant Workers (Form)

17.	Annex 17 Subcontractor Integrity Undertaking

18.	Annex 18 Anti-Commercial Bribery Agreement

19.	Annex 19 Confidentiality Agreement

20.	Annex 20 Project Warranty Agreement

21.	Annex 21 Description of the models of lump-sum Contract and Fixed Unit Price Contract

22.	Annex 22 Clarifying Document

23.	Annex 23 Agreement on the Management of the Real-Name System for Construction Workers

24.	Confirmation of attachment

25.	Letter of undertaking for Guarantee

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In full text

Contractor (Party A): China Electronic System Engineering No. 4 Construction Co., LTD

Address: 16th Floor, Zhongdian Information Building, 356 Zhongshan West Road, Shijiazhuang City, Hebei Province
Tel: 0311-66033506 Fax: 0311-66033582

Bank of deposit: China Construction Bank Co., LTD. Shijiazhuang Xinhua Branch
Bank account number: 13001615108050003238
Social Uniform Credit Code: 911300001043234377
Contact person: Sun Zhaowei Tel. : 15962128478 Zip code: 050051

Project subcontractor (Party B):

Jiangsu Huhu Electromechanical Technology Co., Ltd.

Address: 3-1208 Tiananzhihui Compound, 228 Linghu

Road,Xinwu District, Wuxi City, Jiangsu Province

Zip Code: 214028

Tel: 0510-88681689

Fax:

Bank of deposit：China Construction Bank Co., LTD. Wuxi North Branch

Bank account number: 32001615036052517356

Social Unity Credit Code: 91320214346537120H

Contact person: Wang yinglai

Contact number: 18112388986

In accordance with the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China and other relevant laws and administrative regulations, abide by the principles of equality, voluntariness, fairness and good faith, whereas. Beijing Jidian Holding Co., LTD. (hereinafter referred to as the Employer) and the contractor have entered into the general construction Contract (hereinafter referred to as the “General Contract”), and Party A and Party B have reached agreement on the following project contracting matters through negotiation It is agreed that this Contract is concluded:

1. Process name: integrated circuit norm line item (Phase I) item second assembly machine process

2. Project location: B10M1, East Road, Beijing Economic and Technological Development Zone, Daxing District, Beijing, China

3. Scope of project: process drawing design and material collection of Heating jacket system construction and other work content proposed by the owner

Purchase, installation, commissioning, completion quality inspection, fluid supply cooperation, as-built drawings drawing, training, after-sales service, quality assurance period

Maintenance, etc., or related construction management operations, as described in “Appendix I Description of Scope of Work” of this Contract.

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4. Provisions on Project Price and Payment:

4.1. Contract Price: The contract price shall be paid in the following(2) ways:

(1) Fixed total Price: The fixed total price including tax hereof shall be （/）RMB（Yuan only in words： / );The fixed total price shall be based on the bidding documents, technical requirements, drawings, project scope and brand provisions of this Contract, and shall not depend on actual workload or materials

The quantity is subject to variation in the difference between the bid budget and the market price, unless the change is requested and approved by Party A in writing (see this Contract)

Article 13 “Variations and Claims”).

(2) Fixed unit price, settlement based on actual conditions: The provisional total price of the contract including tax is RMB 7,553,017.27 Yuan only (RMB in words: seven million five hundred and fifty-three thousand and seventeen point two seven);The fixed unit price herein shall be the delivery price of finished products (after completion), including all labor costs, materials costs, machinery and tools, freight costs, protective equipment costs, finished product protection costs, taxes and other expenses related to the production or construction work required by Party B to provide the finished products or successfully complete the work (as noted in this Contract)

Except for the contents explicitly provided by Party A, site changes and temporary on-site cooperation are not included in the unit price hereof).

4.1.1.	The price list and brand list of key equipment and materials are set forth in “Appendix II Bill of Quantities Valuation Table” and “Appendix III” of this Contract materials brand list”.

4.1.2	If Party B optimizes the project covered by this Contract, it shall not carry out the project until it is approved by Party A, the Employer and the Designer. In addition, Party B shall share with Party A the cost saved after optimization, and Party A shall share no less than 50% of the cost. During the contract period, if the amount of work increases or decreases, the total amount of the contract shall be adjusted according to the unit price table agreed by both parties during the tender offer, and based on the actual amount of work finally completed In case of any unit price not listed in the contract list, Party A and Party B shall confirm the unit price list again as the basis for final settlement.

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4.1.3.	Party A shall promptly notify Party B in writing of the addition of project or the change of project scope. Any change to this Contract (including the adjustment of price or contract content) shall be executed by Party A in a modified (additional) contract or supplementary agreement, and all modification contracts or supplementary agreements shall include the final settlement statement of the Contract. Shall be affixed with the official seal or special contract seal of both parties consistent with this Contract.

The seal of the project department is invalid.

4.1.4	The final settlement hereof shall be audited by Party A’s audit department, and the final settlement price hereof shall be the price set forth in the official settlement letter signed by both parties Shall prevail.

4.1.5	Party B shall complete the settlement and submit it to Party A within 20 days upon receipt of the Completion settlement Notice issued by Party A. If Party A has any objection to the Completion settlement application form submitted by Party B, Party A shall have the right to request Party B to make amendments and submit supplementary materials, and Party B shall submit the revised Completion Settlement application form.If Party B fails to complete the completion settlement report within 20 days upon receipt of the Completion Settlement Notice issued by Party A Party B shall be deemed to have accepted the completion settlement report unilaterally issued by Party A, and Party B shall not claim any rights against Party A accordingly.

4.2.	Terms of Payment: The following payment shall be subject to Party A receiving the corresponding payment from the Employer.

4.2.1.	Payment schedule and proportion:

(1) Advance payment: After the contract is signed, Party B shall enter the site with machinery, tools, materials and construction manpower, and Party A shall confirm that it has the start clause After signing the contract, Party B shall pay 15% of the total contract price as advance payment.

(2) Progress payment: The progress payment of the Contract shall be made in accordance with method 1 below:

1) Monthly payment:

Party B shall submit the written application for the progress payment (including the list of completed works) on the 25th day of each month, and Party A shall receive the written application from Party B Within 10 working days after the application, Party B shall complete the audit of the project quantity, completion status and cost, and the amount of approval shall be the completion of the current month 80% of the works shall be paid from 15th to 30th of the next month.

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2) Payment by project node:

Not applicable

After the completion of the above nodes, Party A shall pay the node payment between 15th and 30th of the next month after its review and confirmation.

(3) Completion payment: 80% of the actual accumulated work completed or the contract price shall be paid after the subcontracted construction is completed and verified by Party A; If the actual accumulated workload is greater than or equal to the contract price, the payment for completion shall be calculated on the basis of the contract price;

If the actual accumulated workload is less than the contract price, the calculation of the completed payment shall be based on the actual accumulated workload.

(4) Settlement payment: the settlement shall be handled by both parties upon completion and acceptance of the subcontracted project, and shall be paid within 30 days after completion of settlement

To 97% of the total settlement price.

(5) quality guarantee: 3% of the total settlement price shall be the quality deposit, which shall be paid in one lump sum upon expiration of defect liability and completion of all defect repair responsibilities by Party B and confirmation by Party A. The quality guarantee deposit shall be free of interest. The defect liability period of the Contract Project is 24 months. The defect liability period refers to the period when Party B undertakes the defect repair obligation as agreed in the contract and Party A reserves the quality guarantee fund, which shall be calculated from the date of completion and acceptance of the project. After the expiration of the defect liability, Party B shall continue to undertake the quality warranty in accordance with the warranty period agreed herein

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Obligations.

4.2.2	Party B shall not delay the wages of workers or the service fees of relevant personnel.If Party B is in arrears with the wages of service workers or the service fees of relevant personnel, Party A has the right to suspend the payment of the service contract and directly pay the wages of workers on behalf of Party B. Within 2 days after Party A pays the wages of its personnel or the labor time related to the personnel in advance on its behalf, Party B shall unconditionally return the total amount paid to Party A. At the same time, the interest rate is calculated at 24% per year.

4.2.3	Party B shall submit special invoice together with each payment request, otherwise the Contractor shall have the right to refuse to pay the payment and the contractor shall not assume any liability for breach of contract or compensation. However, the invoice amount is different from the settlement amount, and the settlement shall be made by both parties according to the specific project The settlement documents shall be handled according to the facts.

4.2.4.	Invoice requirements; Before Party A pays each amount to Party B, Party B shall provide the corresponding amount as required by Party A. Tax rate of special invoice for value-added tax: 9.00%; The invoice issued by Party B must be a genuine and valid invoice corresponding to this Contract. If an invalid or illegal invoice is issued, Party B shall bear a penalty fee of 50% of the face value of the invoice, no less than RMB 50,000 Yuan, and bear all liabilities arising therefrom. Invalid invoices include but are not limited to the following situations: issuing false or invalid invoices or issuing or providing invoices in violation of national laws and regulations; Wrong type of invoice issued; The invoice tax rate is inconsistent with the contract; Wrong information on the invoice; Failure of invoice authentication due to Party B’s delay in delivery, issuing errors and other reasons. If Party B fails to issue a special VAT invoice to Party A in accordance with provisions of the contract and laws, it shall bear losses caused to Party A, including VAT input tax, urban construction and maintenance tax, education tax surcharge, local education tax surcharge and enterprise income tax

And other actual losses. Party B agrees that Party A shall pay the project fee to Party B after deducting the tax losses listed in this Article.

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Party A shall have the right to recover the full part from Party B.

4.2.5	Without written consent of Party A, Party B shall not transfer any project money to a third party or entrust a third party to collect it.

5.	Duration and progress of the Project:

5.1.	Commencement and completion date: Commencement date: May 25, 2021; completion date: May 25, 2022; Party B exceeds

If Party B fails to start work within the specified period, Party A shall have the right to terminate the contract and hold Party B liable for breach of contract. The term of the contract works is not agreed or approved by Party A in writing If Party B fails to complete the project within the time limit, Party A shall hold Party B liable for breach of contract.

5.2	Project progress Time Node: Please refer to “Project Progress Time Node” in Appendix VI of this Contract.

5.3.	Party B shall submit the construction plan, and Party A shall implement the plan after its review and confirmation; Party B shall proceed with the project as determined or agreed by Party A

Party B shall organize the construction according to the plan. If the actual project progress does not conform to the confirmed project progress plan, Party B shall propose modification as required by Party A The measures shall be implemented after Party A’s confirmation.

5.4.	Without written consent or approval of Party A, Party B shall not suspend the construction. In case of temporary suspension for special reasons, Party B shall properly guarantee such suspension

Party B shall take charge of the project, notify Party A immediately, and deal with the project according to the opinions agreed by both parties.

5.5.	If the project needs to be rushed, Party B shall not refuse after Party A gives a written notice, and shall immediately organize the implementation and give detailed instructions

The implementation plan shall be submitted to Party A for approval.

5.6	Party B shall unconditionally cooperate with Party A in completing the completion of the whole project to the Employer and shall be responsible for the completion of the project within its scope Party A shall provide relevant support and cooperation for all relevant work.

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5.7

Party B shall not delay the construction period for any reason (except for reasons caused by Party A and force majeure), if Party B fails to comply with the Contract owner and Party A Party A shall have the right to arrange other personnel to complete the work on behalf of Party B, or directly purchase materials and equipment, and deduct the actual expenses from the contract amount of Party B. If the actual expenses exceed the original contract price, Party B shall separately pay the insufficient part. In case of significant impact on the construction period caused by this, Party B is unable to take action In case of effective remedies, Party A shall have the right to terminate the contract and replace the subcontractor. All losses caused thereby shall be borne by Party B.

5.8	When the construction period is adjusted, Party B shall actively cooperate with Party A to adjust the construction period accordingly and shall not ask for any delay fee.

6.	Responsibilities of Both Parties:

6.1.	Responsibilities of Party A:

6.1.1.	Party A shall monitor and manage the whole construction process of Party B, and coordinate the employer, supervision company, project management and construction

Consider the relationship between the company and other construction units. To participate in all coordination meetings for the contract works organized by the Employer.

6.1.2	Party A shall provide construction management, liaison and support to ensure the smooth completion of the project.

6.1.3	Party A shall designate appropriate technical, quality and safety personnel to conduct all-round inspection, supervision, control and guarantee of Party B’s work.

To ensure the smooth progress of the entire construction work.

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6.1.4.	Party A shall have the right to request the replacement of Party B’s on-site management personnel who are not competent for the position. After Party A makes such request in writing, Party B must reply within 24 hours, send the resume of the replacement personnel to Party A for review, and arrive at the site within 48 hours after agreeing.

6.1.5.	Party A shall have the right to remove construction personnel from Party B’s team who cannot adapt to site requirements or do not comply with site management of Party A upon negotiation by both parties After the agreement is reached, Party B shall execute it unconditionally.

6.1.6	During the execution of this Contract, if Party B fails to perform the work within the scope of this Contract for any excuse or reason, Party A shall have the right to entrust such work to Party B

All expenses incurred by a third party in carrying out the construction shall be deducted from Party B’s contract and Party B shall bear all losses arising therefrom.

6.1.7.	Party B shall assist Party B in checking the size and shape of relevant reserved holes and other possible management, coordination and cooperation.

6.2	Responsibilities of Party B:

6.2.1.	Party B designates special management personnel and organizations to be responsible for the management and coordination of the whole project. The personnel present must be approved by Party A and shall not be replaced arbitrarily during the construction. The signer of the contract must guarantee to be on site for more than 5 days per week, and any other management personnel and workers on site must be approved by Party A for leaving the site. Party B shall provide a list of the main management personnel of the project. Party B shall not change or withdraw the personnel in the list, including the on-site personnel, without authorization during the project implementation

Responsible personnel, construction team leader, technicians, safety personnel, quality personnel, etc., otherwise Party B will pay Party A a fine of RMB 20,000 per person.

6.2.2	Party B shall allocate labor force and equipment according to “Appendix VIII Construction Equipment Input Plan” hereof to ensure that the schedule requirements are met. Otherwise, Party A shall have the right to take necessary measures (excluding the introduction of new teams) and bear the relevant expenses arising therefrom.

And Party B shall bear the relevant responsibilities arising therefrom.

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6.2.3	Party B shall, as required by Party A, provide all Party B personnel working on the construction site with uniform labor protection supplies (work clothes and horses) Clips, protective gloves, working shoes, etc.).

6.2.4	Party B shall carry out construction in accordance with and abide by the relevant national safety operation regulations to ensure safety without accidents and strive for a civilized construction site, if any Party B shall be solely responsible for any accident.

6.2.5	Party B’s informal workers (family members, children, etc.) shall not enter the construction area; otherwise, in case of any accident, Party B shall bear the responsibility and all expenses and compensate Party A for the losses caused thereby, and Party A shall have the right to directly pay all expenses from Party B’s project

The expenses shall be deducted from the project.

6.2.6.	Before construction, carefully consult the construction technical specifications and relevant requirements, accept the guidance of Party A’s personnel, be familiar with the installation procedures of the project, and carry out construction in strict accordance with the designer’s construction requirements and construction drawings; In the process of construction, Party A shall strictly follow the technical instructions of Party A’s technicians

The technical guidance and supervision company shall supervise and manage on site. In case of any breach, Party B shall be responsible for any loss caused.

6.2.7	During the whole construction process, Party B shall comply with the rules and regulations of the main contractor, the employer, the supervision company and Party A. Party B must fully obey the unified management of Party A’s site management personnel (including safety, quality, schedule, cost, logistics, regular meeting and other systems). In case of disobedience to management, poor construction quality, serious waste, poor quality of construction personnel, failure to complete the construction period, slack work or neglect

In case of damaging the company image, Party A shall have the right to impose economic penalties or even terminate the contract.

6.2.8	Party A shall ensure that the personnel used shall comply with the requirements of relevant national laws and regulations and Party A’s relevant regulations, and shall prohibit the use of child labor.

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For details, see Appendix 7: Project Organization Structure and Resume of Key Members.

6.2.9.	Assign special personnel to remove construction wastes at any time during the construction process to keep the site clean;At the same time, ensure that the site is clean after the completion of construction.

6.2.10.	Party B shall abide by national laws and relevant regulations, do business in good faith, and is strictly prohibited from offering bribes to Party A’s relevant personnel. Once found or verified, Party B shall strictly comply with “Party B’s Letter of Sincerity Commitment in Appendix 17” and “Anti-Commercial Bribery Agreement in Appendix 18” hereof.

The relevant provisions of this Contract shall be implemented.

6.2.11.	Without Party A’s written consent, Party B shall not assign any rights and obligations hereunder.If Party B does not have Party A’s written consent

If Party B agrees to transfer the rights and obligations hereunder without authorization, Party B shall pay a penalty equal to 10% of the total price hereof.

7.	Safety Provisions:

Party B must strictly abide by Party A, the employer and all other applicable safety regulations to ensure the safety of construction. In the course of construction, if any work-related accident occurs to Party B or any loss to a third party is caused by Party B, Party B shall bear all responsibilities and expenses

Party B shall guarantee that Party A shall not suffer any loss as a result of such accident. Please refer to Appendix XIV Safe Construction Agreement for the relevant provisions.

8.	Quality Assurance:

8.1.	The warranty period of this contract is subject to the “Project Warranty Agreement” attached to the contract. Party B shall solve any problems arising from Party B’s original causes during the warranty period within the time required by the Employer/Party A;If Party B fails to reply within 6 hours after receiving the notice from the employer/Party A or fails to arrive at the site within 48 hours after receiving the notice from the employer/Party A, Party A shall have the right to arrange other personnel to solve the problem and deduct 2.5 times of the actual cost from Party B’s guarantee deposit. If Party B’s guarantee deposit is not enough to cover such cost, Party B will

Party B will compensate otherwise.

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8.2	Party B shall guarantee that all materials, equipment, accessories and spare parts provided by Party B in the Contract Project are qualified products and conform to Chinese standards and specifications, technical standards and brand requirements of the employer and Party A. Party B shall purchase the main materials before entering the project

It shall be submitted for approval and approval, and acceptance shall be carried out after entering the site, including material, specification, brand, quantity, etc.

8.3	Party B shall provide Party A and the Employer with relevant valid certificates of the type and quality of all materials, equipment, accessories and spare parts used. If the materials and equipment provided by Party B do not meet the requirements of the brand, are shoddy, fake, have quality defects, do not meet the requirements of the standard or do not meet the requirements of this contract, Party A shall impose a fine of 10% of the amount of the subcontract on Party B and ask for it within a specified time limit

Party B shall be requested to make rectification.

8.4.	Party B must carry out construction in accordance with relevant current national construction codes and comply with relevant special regulations of the employer, Party A and the supervisor. Party B shall make rectification within the time required by the supervisor, the employer and the supervision department of the company for any behavior that is not in conformity with the relevant regulations and provisions of the employer;If Party B fails to make rectification on time or cannot make rectification, Party A shall have the right to impose 2-5 percent of the output value of such defect on Party B 5 times the fine (including the value of equipment and materials).

8.5	Party B shall guarantee that the equipment and devices manufactured by Party B in the course of construction are in full compliance with the quality requirements of the Contract and the attachments hereto

Quantity, performance and specification requirements. During the warranty period, Party B shall manufacture the equipment based on the processing technology, materials, installation and debugging

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Party B shall be responsible for any problems and failures arising from the defective defects. In case of such occurrence, Party A and the Employer shall immediately notify Party B,

Party B shall correct or replace the defective parts free of charge without affecting the construction progress and production.

8.6.	Before the project is accepted and delivered to the Employer, Party B shall be responsible for taking care of the project within the scope of the Contract, and any fault may be caused during this period

Party B shall be responsible for solving any problems or failures.

8.7	The quality of materials, equipment and engineering provided by Party B shall comply with the requirements set forth in this Article and the Contract in “Original Rules for Approval, Examination and Replacement of Materials and Equipment in Annex 11”, “Provisions on the Management of Materials supplied by Party B in Annex 13” and “Quality Agreement in Annex 15”, as well as the Employer and Party A

Party A’s on-site reward and punishment regulations. In case of any conflict between these requirements and regulations, the stricter requirements or regulations shall prevail.

8.8.	If Party B fails to meet the quality requirements during construction, Party A shall have the right to stop Party B’s work and require Party B to make rectification.

Party B shall be responsible for all the losses caused thereby, and the construction period shall not be postponed. If Party B fails to complete the work in accordance with the requirements of the employer and Party A, Party A shall have the right to arrange other personnel to complete the work on behalf of Party B and deduct the actual cost from Party B’s contract amount. If the cost exceeds the original contract price, Party B shall pay for it separately. If Party B fails to take effective measures to remedy the problem due to its inability to meet its substantive capabilities and the addition of other personnel, Party A shall have the right to terminate the Contract, and further

Party B shall change subcontractors and bear all the losses caused thereby.

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8.9	If the final acceptance of the project is affected by the quality problems of Party B’s construction, or any losses are caused to Party A, Party B shall be fully liable

And expenses.

9.	Engineering Maintenance:

Prior to the formal acceptance of the Project, except as stipulated in the preceding article, all completed or uncompleted projects or materials, machines and tools provided by Party A or on the site of Party B shall be kept by Party B;In case of any damage or loss, Party B shall be responsible for repairing or making up the works and shall not accept them

5. Claim any storage charges.

10.	Engineering Insurance:

Party B shall be responsible for insuring labor insurance, accident insurance and other insurance for all Party B’s staff in the Project, and for insuring its own personnel and construction machinery and equipment in the construction site and paying insurance fees, so as to protect the rights and interests of the staff. In the event of any disaster, Party B shall bear all the responsibilities and losses, and bear the penalties and consequences of the disputes caused by the incompletion of the work or the relevant local administrative departments. In the event of an insured event, Party B shall have the responsibility to take necessary measures to prevent or reduce losses. If Party B fails to purchase insurance as agreed herein and causes personal and property losses, all liabilities and expenses shall be borne by Party B.If Party A pays the corresponding expenses on behalf of Party B or causes losses to Party A as a result, Party A has the right to directly deduct the project expenses from Party B

All payments.

11.	Subcontracting and subcontracting:

Unless approved by Party A in writing, Party B shall not subcontract or subcontract the Contract Works in whole or in part. Otherwise, Party A shall have the right to terminate the contract Party B shall also file a claim for compensation, and all losses arising therefrom shall be borne by Party B.

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12.	Project commissioning and acceptance:

12.1.	For all the work within the scope of this Contract, Party B shall, according to the requirements of Party A, complete the relevant self-inspection, special inspection and debugging within the specified time, and submit a written acceptance application. After Party A submits the acceptance to the Employer, the supervisor and the designer, The work shall be deemed to have passed the acceptance inspection and can be transferred or transferred to the work of the next process. The final acceptance of the project shall also be accepted by Party A, the supervisor and the designer, and then finally accepted and signed by the employer and relevant government departments

The work certificate shall be regarded as the final acceptance.

12.2.	Party B shall provide all the manpower, machinery and other necessary instruments required for acceptance free of charge;After the completion of the project, Party B shall participate in the overall project

Commissioning, and running test.

12.3.	Party A and the Employer shall organize the acceptance inspection, which shall be delivered to the Employer for use after being accepted and signed by the supervision unit and relevant experts

The final acceptance certificate shall be issued to Party B, and the project shall enter the warranty period.

12.4.	If Party B fails to pass the acceptance inspection on time due to Party B’s reasons, Party A reserves the right to claim compensation, meanwhile, the warranty period shall be extended accordingly. After the acceptance of the work process, Party B shall immediately carry out the quality guarantee period if there are quality problems within the construction scope of Party B that affect the operation

Make corrections; otherwise, Party A and the employer may make corrections on behalf of Party B, and the expenses incurred shall be deducted from Party B’s quality guarantee fund.

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12.5.	The standard of acceptance shall be based on the drawings and requirements of construction technical specifications and standards in the attachments to the Contract.

13.	Changes and claims:

13.1.	Before the final acceptance and handover of the whole project, Party A has the right to instruct Party B to make any changes to the project in the form of a notice. Upon receipt of the change notice, if Party B considers that the change will cause an increase or decrease in the total contract price, it shall immediately notify Party A so that both parties can follow the instructions

4. 1 of this Contract as agreed.

13.2.	Unless Party A has issued a written change order prior to the execution of the Works, any claim for the above changes or additional works shall be made

The claim will not be accepted.

13.3.	Only changes approved by Party A in writing may cause changes and adjustments in the contract price. All changes to the Contract must be made by Party A

A written approval by Party A and a formal amendment contract or supplementary agreement as stipulated in Article 4.1 shall be effective.

14.	Suspension and termination of the Contract:

If the general contract between Party A and the employer is suspended or terminated, this Contract shall be automatically suspended or terminated. The relevant settlement matters shall be settled by both parties through negotiation. The settlement shall be based on the amount of works actually completed on site. In such case, Party B shall comply with the Employer’s arrangement and shall have no right to do so

5. Claim compensation from either party to the contract.

15.	Provisions on compensation for delay in construction:

If Party B fails to complete the work required by this Contract within the completion date and milestone time set forth herein due to Party B’s reasons, it shall pay for each delay

For each late day, Party B shall pay or deduct 1.0% of the total contract price, and Party A reserves the right to make further claims.

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16.	Force Majeure:

Force majeure refers to any event that cannot be reasonably foreseen, controlled or avoided, including but not limited to: war, laws, regulations, government policies or natural disasters such as earthquakes or floods. In the event of force majeure, Party A and Party B shall be responsible for minimizing all losses

Minimize. Party B shall actively cooperate with Party A and negotiate to handle relevant matters according to the employer’s disposition of the project

17.	Methods of dispute Settlement:

All disputes arising out of or in connection with this Contract shall be settled by both parties through friendly negotiation

If so, the case shall be submitted to Shijiazhuang Arbitration Commission for arbitration.

18.	Patent Rights and technical confidentiality:

Party B shall guarantee the confidentiality of the technologies exclusive to Party A or relevant parties that it uses or has access to in the project, and shall not use such technologies to serve other parties without the permission of Party A or relevant parties. Otherwise, Party B shall be deemed to have violated the rights of Party A or the rights of relevant parties, Party A and relevant parties

Party A shall have the right to claim compensation. For details, see Appendix 19 Confidentiality Agreement.

19.	Composition and priority of interpretation of Contract Documents:

(1)	This Contract

(2)	Annexes to this Contract

(3)	Bidding documents for the Project

(4)	Contract documents signed between the Employer and Party A except for the project price

(5)	Relevant technical specifications and mandatory provisions of the country

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20.	General knowledge

The delivery addresses of Party A and Party B shall be subject to the provisions in the first text of the Contract. The service address of both parties shall be applicable to the service of all kinds of notices, letters, agreements and other documents in the absence of litigation by both parties, as well as the first instance, second instance, retrial and execution procedures after the contract disputes enter into arbitration or civil proceedings. If either party needs to change the address for service, it shall perform the obligation of giving written notice, failing which, both parties shall confirm

If the relevant documents are rejected, the date on which the documents are returned shall be deemed as the date of service.

21.	Commencement of the Contract and other:

21.1.	This Contract shall come into force upon being sealed by both parties;

21.2	The contract is made in Chinese and is made in quadruplicate, with each party holding two copies and each copy having the same legal effect.

21.3.	If this Contract needs to be modified or supplemented, both parties shall sign a written supplementary agreement which shall have the same legal effect as this Contract

Force.

21.4	All fines imposed by Party A on Party B shall be directly deducted from the progress payment of the current month (small amount of fines shall be paid by individuals in advance), and

The notice of deduction shall be issued.

21.5	Party A shall have the right to deduct the expenses caused by Party B’s mistakes (including the employer, other contractors and any third party as well as Party A to Party B)

Party B’s penalty fees) shall be directly deducted from the project fees.

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21.6	Party B shall not delay payment of wages to its workers, otherwise Party A has the right to stop any payment to Party B until the dispute over the arrears is settled

End. If the normal construction or business of Party A (or the Employer or any third party) is artificially interfered with due to Party B’s delay in payment of workers’ wages, Party A shall have the right to deduct the corresponding amount from any payment payable to Party B and directly pay to the corresponding creditor so as to quell the interference to the normal construction or business of Party A (or the Employer or any third party). Whenever Party A pays workers’ wages or other personnel service expenses in advance to Party B, Party B shall unconditionally refund the total amount within 2 days after such advance payment

The advance payment shall be refunded at an interest rate of 24% per year. Party B agrees to this article.

21.7	Party B’s unit and its authorized representative (project manager) shall be fully responsible for any wage dispute or industrial injury dispute involving migrant workers. In the event of such disputes, Party A

Party B’s unit and its authorized representative (project Manager) shall pay Party A twice the amount paid in advance, and

The authorized representative (project manager) shall be jointly and severally liable for compensation;If other losses are caused to Party A, the authorized representative shall be investigated

(Project manager) personal liability for compensation;The authorized representative himself has no objection to this article.

21.8	Matters not covered herein shall be settled by the parties through negotiation.

The following text is omitted.

Representative (signature):

Party A: China Electronic System Engineering No. 4 Construction Co., LTD

(Seal)

Representative (signature):

Dated: June 8, 2021

Party B: Jiangsu Huhu Electromechanical Technology Co., LTD

(Seal)

Representative (signature)

Dated: June 8, 2021

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Annex I Project Scope description

1. Description of Heating Jaket&tape professional engineering scope

1. Summary:

1.1	This project is a new process machine installed at FullScale (including process machine, measuring machine, testing machine and laboratory)

Machines, etc.) or other derivative plant related facilities secondary distribution metering engineering project safety, quality, schedule and documentation management

Management.

hookup project and management include the process drawing design, material purchase, installation, commissioning, completion quality inspection, fluid supply cooperation, as-built drawing, training, after-sales service, maintenance during the quality guarantee period or related construction management of the construction of various professional systems and other work content proposed by the owner;For details, please refer to the bidding documents and engineering quantity clearance

Single and other contents.

1.3	Disclosure of construction safety and construction technology made by project Department engineers shall be annexed to this Contract and have the same legal effect as this Contract. If there is any objection to the description of the scope and content of construction, the latest version of the owner’s construction shall be used

The description of scope and content shall prevail.

2. Heating Jaket&tape professional construction contents are as follows:

The work scope of the secondary piping project is:

Jacket construction scope: The Heating Jaket&tape pipe heated by HDC and the work book needs to be covered by jacket.

Construction scope of tape: HDC and the special gas pipeline with heat required by the work book shall be taped.

The detailed contents and specifications are subject to the bill of Quantities and manufacturer’s manual.

2.	Relevant requirements and instructions of the construction scope

1.	Site construction requirements

1.1 Site secondary piping involves opening and plugging of ceiling and storage board, which shall be included in the construction scope of Party B.

1.2 All auxiliary materials used in the construction of this project include but are not limited to: all section steel supports and hangers (SubFAB is made of hot-dip galvanized material,

MainFAB is made of stainless steel), beef leg, lead rod, screw, nut, gasket, rubber gasket, Teflon forming gasket, EPDM forming gasket, pipe bracket, pipe clamp, PU tube cap at the end of the lead rod, pressure dial, pressure gauge hose, SUS304 hoop, acid and alkali resistant hose and aluminum foil hose in accordance with the requirements of the owner, Stainless steel Bellows and clamps, PFA hoses and joints and blind covers, stainless steel swagelok joints and other accessories, as well as other special accessories, bracket notches and welding anti-rust and anticorrosive materials, etc., shall be purchased and installed by Party B, and the above materials shall meet the requirements of the Owner, and the corresponding materials shall be provided

Information, quality certification documents, delivery list and other documents. If they are not provided in time, they will be regarded as unqualified materials and will be dismissed

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Penalties will be given;

1.3	The installation of all materials and equipment includes but is not limited to unloading, lifting, handling and secondary handling of materials and equipment, unloading and installation of touching, accessories, including all work related to debugging. Installation and debugging of all materials and equipment include and do not Limited to the installation of auxiliary equipment and the cooperation of the manufacturer related work;

1.4	Construction machinery and equipment, climbing operation equipment (such as: scaffolding, crane, forklift, bend arm car, lift car, etc.), II

Party B shall be responsible for the secondary handling equipment (such as flatbed truck, forklift truck, crane, etc.).

1.5	Party B shall be responsible for the construction and installation of temporary stacking room for materials, pipeline welding prefabrication room and other materials required by Party B.

Meanwhile, it shall adjust and move the room free of charge according to the actual situation of the owner and Party A.

1.6	The construction process shall meet the requirements of the owner’s clean control. PVC film, temporary processing shed and play shall be laid during the construction process

The cleaning tools, vacuum cleaner, clean cloth, etc. are included in the quotation of Party B;

1.7	Party B shall be responsible for the protection of finished products within the scope of construction work. If the site equipment pipeline is damaged due to Party B’s responsibility, Party B shall be responsible

Party B shall bear all the responsibilities and accept the corresponding punishment.

2.	Allocation of construction resources and schedule requirements

2.1	Party B shall assign corresponding management personnel according to the requirements of Party A’s project, and they must be full-time and professional;If there is any change in the management personnel during construction

Or the adjustment of work content must be confirmed and approved by the project department of Party A in writing; otherwise, the fee will be RMB 5,000 per person;(in charge of Party B)

(See the table below for organizational structure and staffing requirements)

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2.2	Party B’s management personnel or construction personnel do not obey the management of Party A’s project department, or Party A’s project department considers their work ability and performance

Party B shall have the right to ask Party B to replace or leave his/her job if his/her attitude or other work cannot match his/her job duties, and Party B shall have no objection;

2.3	Party A has the right to increase or remove the quantity of secondary fittings according to the changing conditions of the owner’s MOVEIN equipment, and Party B shall not make any difference

If other instructions are given by the owner or the Project Department of China Power Company No. 4, Party B shall not refuse for any reason.

2.4

Delivery time (HOOKUP at all stages shall meet the latest requirements of the owner). If the site progress fails to meet the HOOKUP progress of the Owner’s equipment due to insufficient manpower of Party B, shortage of machinery and tools and materials and other reasons, Party A shall have the right to allocate other human resources to advance the project

Party B shall bear all the expenses arising from the delay and impose a fine of RMB 10,000 Yuan per machine

2.5

If Party B violates the relevant provisions of this Project and receives the corresponding fine from Party A, Party B shall not excuse itself, even if Party B does not

If Party B signs for confirmation, the fine shall remain valid and be deducted from the progress payment request of the next month;

3.	Technical data

3.1	Party B shall provide all kinds of construction materials in time, including but not limited to on-site hand-drawn drawings, completed ISO drawings and progress Plans and other technical documents;

3.2	Party B shall, according to the requirements of Party A’s project, prepare the corresponding construction plan and disclose the construction technology of the team;

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Quality control

4.1	Party B shall assign quality control personnel at the ratio of 1:30 construction personnel to cooperate with the third-party quality party to complete QC and comply with Party A

Party B’s Quality department shall be responsible for on-site quality management;

4.2

Party B shall carry out the construction in strict accordance with the requirements of Party A, the owner and relevant national standards. If the construction fails to meet the above quality requirements, Party B shall bear the losses caused by rework or delay of the construction period and shall compensate for the quality defects (such as leakage, water leakage and leakage)

Loss of scrap materials caused by gas, air leakage, etc., and loss of reputation of Party A caused therefrom.

4.3	After completion of construction, testing, debugging and labeling shall be included in the scope of this construction, and labeling shall be in accordance with the owner’s specifications

Make as required.

5	Construct in a safe and civilized manner

5.1	Party B must comply with the safety management regulations of Party A and the owner when entering the site. If the owner incurs a fine, Party A will punish

Party B shall impose double penalty;

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Annex II Bill of Quantities valuation table

Project name: Integrated Circuit Demonstration Line Project (Phase I) Project Secondary installation machine Project

No.	Project name	Description of project characteristics	Unit	Quantity	Unit price of materials	Unit price of man machine	Comprehensive unit price	Combined price	Remarks
1	Heating jacket	1 Name: Heat jacket 1-1/2 “line	m	727.27	1188.41	137.63	1326.04	964391.51
2	Heating jacket	Name: Heat jacket 2” lines	m	390.91	1188.41	137.63	1326.04	518361.45
3	Heating jacket	1 Name: Heat jacket 3 “lines	m	11.82	1188.41	137.63	1326.04	15673.77
4	Heating jacket	1 Name: Heat jacket 4 “lines	m	744.54	1188.41	137.63	1326.04	987288.21
5	Heating jacket	1 Name: Heat jacket 5 “lines	m	11.82	1249.88	141.94	1391.82	16451.27
6	Heating jacket	1 Name: Heat jacket 6 “lines	m	2260.00	1249.88	141.94	1391.82	3145505.80
7	Heating jacket	1 Name: Heating jacket 8 “lines	m	11.82	1249.88	141.94	1391.82	16449.55
8	Special gas heating belt	1. Name: Special Gas heating belt 2. Material: Silicon	m	8294.55	159.32	18.58	177.90	586101.30
9	Special gas insulation	1. Name: Special gas Insulation cotton FM certification) 2. Material: silicone thickness: 5mm density: 0.874g/cm3	m	330.00	20.96	2.43	23.40	7720.48
10	Temperature control panel and temperature control module	1. Name: Touch screen at 10 HMI temperature control panel 2. Specification: 6 Line(including HMI & PLC program)380V 3P50A 240Zone Man-machine (HMI+ electric disk)	Set of	38.00	8307.45	864.55	9172.00	348536.06
11	Temperature control panel and temperature control die block	1. Name: Touch screen at 10 HMI temperature control panel 2. Specification: 6 Line(including HMI & PLC program)380V 3P160A.240Zone Man-machine (HMI+ electric disk)	Set of	52.00	9162.81	964.30	0127.11	526609.55

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Annex II Bill of Quantities valuation table

Project name: Integrated Circuit Demonstration Line Project (Phase I) Project Secondary installation machine Project

No.	Project name	Description of project characteristics	Unit	Quantity	Unit price of materials	Unit price of man machine	Comprehensive unit price	Combined price	Remarks
12	Heating belt temperature control panel and temperature control module	10 loop heating belt temperature control box TIC+SSR+T/C field type with 10 loop display RS485	Set of	17.00	12299.06	1330.06	13629.11	231694.95
13	Heating belt temperature control panel and temperature control module	1. Name: 20 loop heating belt temperature control box TIC+SSR+T/C field type with 20 loop display RS485	Set of	8.00	18571.57	2061.60	20633.17	165065.40
14	RS485 communication cable and construction	RS485 communication cable and construction	m	1760.00	5.74	0.58	6.32	11118.14
15	Heat jacket to remove	1. Name: Heating jacket 2 “(including) the following lines	m	10.00		156.47	156.47	1564.66
16	Heat jacket to remove	1. Name: Heat jacket 3 “lines	dish	10.00	0.72	156.47	157.19	1571.86
17	Heat jacket to remove	1. Name: Heat jacket 4 “pipe	m	10.00	1.44	156.47	157.91	1579.06
18	Heat jacket to remove	1. Name: Heat jacket 5 “lines	m	10.00	2.14	156.47	158.61	1586.11
19	Heat jacket to remove	1. Name: Heat jacket 6 “lines	m	10.00	2.86	161.37	164.23	1642.31
20	Heat jacket to remove	1. Name: Heat jacket 8 “lines	m	10.00	3.58	161.37	164.95	1649.50
21	Heat jacket to remove	1. Name: Heating jacket 10 “pipe	m	10.00	3.58	161.37	164.95	1649.50
22	Special gas heating belt removed	1. Name: Removal of special gas heating belt 2. Description: including unit heating belt temperature controller, electrical and signal wiring, etc	m	10.00		80.68	80.68	806.83
Total:					7553017.27

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Annex III Brand list of equipment and materials

Brand list
System	Material name	701 Secondary dispensing material brand recommendation form
Heating jacket	Internet cable	Legrand, Panduit, Belden, SYSTIMAX, Commscope, Nexans
	Human Machine Interface (HMI)	PROFACE, FATEK, MITSUBISHI, SIEMENS, OMRON
	PTFE fiberglass cloth	ALPHA(USA), PACONIC(USA), LEWCO(USA
	Electric heating sheet	WATLOW(USA), TAIWEI(TAIWAN), O&MJAPAN
	Inner cloths	ALPHA(USA), DUPONT(USA), LEWCO(USA)
	Heating wire	Etherm, FLEXELEC, Chromalox, Raychem, SILVER, KANTHAL, RESCAL
	Leakage circuit breaker	ABB, Schneider, SIEMENS
	Temperature controller	OMRON, YOKOGAWA, Riken, ABZIL

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Annex 4 Construction Specifications and Technical Requirements

1.	Construction quality standard of Heating jacket and Heating tape system

1.1.	The construction station shall have the construction drawing confirmed by the owner and the designer, and the wiring diagram of the panel cabinet shall be confirmed by the signature.

1.2.	The heating jacket and heating belt shall be designed and manufactured in accordance with the actual measured pipe size, and the temperature control and overcurrent protection shall be adopted

The mode shall be approved by the owner.

1.3.	The power switch and cables of the temperature control panel shall meet the requirements of the manufacturer’s manual. The cables between the panel cabinet and the heating jacket shall be heat-resistant cables, plus

The thermal components shall be made of silicone nichcr alloy heating sheet or PTFE nichcr alloy heating sheet, in accordance with the requirements of JISC2520 standard.

1.4.	The pipe insulation material shall be made of flame retardant or non-combustion material, and it shall have FM or CE certification. The thickness shall be no more than 15mm

Under normal heating condition, the surface temperature shall not be greater than 60℃.

1.5.	Install the heating jacket

1.5.1.	The current of each loop of the heating jacket shall not be greater than 30A, and the current value of the power cord of a single jacket shall not be greater than 15A.

1.5.2.	In each circuit of the heating jacket, an independent temperature control switch, overload overheating and alarm device shall be set for the single section of the jacket. In case of failure,

Shall not affect the work of other heating tube sleeves.

1.5.3.	The single point control temperature error of each section of the heating jacket shall not be greater than ±1℃, and the length of the jacket shall meet the requirements in the following table:

Pipe diameter (in inches)	Jacket length (cm)	Remarks
D eight or more	L 50 or less
D 6 or less	L 60 or less
D 3 or less	L 70 or less
Valves and expansion joints	Configure to actual size

1.5.4.	The heating jacket shall be installed by means such as Velcro paste which is convenient for manual disassembly and installation. The jacket shall be fitted tightly to the tube wall.

Except for the pipe support, there should be no gap between the jacket and the bracket, and the gap gap between the bracket should not be more than 2cm.

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1.6.	Installation of heating belt

1.6.1.	Each (single) temperature control loop of the heating belt shall not have an intermediate connector, and the current of the control loop shall not exceed 12A.

1.6.2.

The heating belt shall be flat covered with the outer wall of the gas pipeline, and the heating belt shall be insulated with silicone wrap, and the silicone shall be firmly bound with the cable belt

The spacing shall not be greater than 60cm, and binding shall be added at the turning point.

1.6.3.

After the heating belt of the pipeline and silicone insulation is installed, it shall be covered with aluminum foil tape. After the coating is completed, the space between adjacent pipelines shall be covered

The distance between them shall not be less than 5cm.

1.7.	Installation of temperature control panel and temperature control module

1.7.1.	Leakage protection and temperature fuse and protection device shall be equipped in the temperature control panel cabinet.

1.7.2.	The heating jacket and heating belt power supply wiring shall be 4mm2*2C heat-resistant cable, and the temperature compensation conductor shall be K-type compensation conductor

The cable specification shall comply with the specification and manufacturer’s manual.

1.7.3.	Each circuit of the heating and temperature control panel cabinet shall be numbered, and the wiring cables shall be numbered by number tubes, and the wiring shall be consistent with the design drawings

Please do not jump wires at will. The wiring does not conform to the drawing.

1.8.	Each section of heating jacket shall be marked with serial number, label and machine name, and shall be pasted with high temperature warning label. The outermost layer of heating belt pipe shall be pressed

It is required to paste the name of the fluid and the direction of flow.

1.9.	All power lines shall be laid in the bridge or hose, and shall not be exposed or suspended in the air. It is strictly prohibited to place power distribution wiring, temperature compensation wire,

Signal line and other cables or joints covered in the heating jacket or heating belt.

1.10.	Line test

1.10.1.	Before the test, the circuit shall be thoroughly inspected to confirm whether the points are connected incorrectly and whether the terminals are tightened as required.

1.10.2.	Check whether the test instrument is effective. It is strictly prohibited to use the instrument that has not been certified or has expired verification for measurement.

1.10.3.	In line connectivity test, a multimeter must be used to measure the connectivity of each circuit and check whether there is cable breakage or poor contact.

Insulation test, must use a multimeter to measure the insulation resistance of each circuit to the ground, insulation resistance value should not be less than 5 megohm, and must comply with the manufacturer’s manual

Requirements.

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Annex V Catalogue of relevant drawings (with drawings)

Serial number	Code number	Name	Drawing	Sheet count	Notes
1
2
3
4
5
6

Annex 6 Project progress time node

The contract period is from May 25, 2021 to May 25, 2022

See hookup Control Table - Machine Control Table for details

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Annex 7: Organizational Structure of the Project and Resumes of key members

The organizational structure of the project shall contain the following contents:

Company level: Project Director, Safety Director (can be the same person)

Project level: Project manager, technical director, construction manager, quality manager, safety manager, professional engineer

Construction level: foreman, quality inspector, safety officer, team leader

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The resume of key members of the project of the subcontractor should include the following contents (the form can be expanded):

Job title	Name	Age	Contact number	Key performance
Project Director	Chen Shengqian	39	18914271689	1. Hefei Changxin GMS 2. Changjiang Storage GDS1-2 3 Hefei Jinghe GMS	18.5 million 15.6 million 12 million
Project Manager	Xiao Yupeng	33	15061518187	1. Fujian Jinhua Secondary Heat Preservation Heating 2. Hefei Changxin Heatingjacket 3. Shanghai Huali Heatingjacket	12 million 32 million 12 million
Head of Technology	Liu Qingchun	26	18852370795	1 Changjiang Storage 20KHeating,jacket 23m 2. Yangtze River stores 50K Heatingjacket 42m 3. Xiamen Shilan Heatingjacket 8 million
Construction Manager	Deng Qiuping	41	13086150883	3. Nanjing Taiwan Semiconductor Manufacturing Power Co Hefei Changxin Heatingjacket 5. Shanghai Huali Heatingjacket	52 million 32 million 12 million
Safety Manager	Xu Xiang	38	13814805584	1 Changjiang Storage GDS1-2 2. Hefei Changxin GMS 3. Hefei Jinghe N1 GDS	15.6 million 18.5 million 4.8 million
Foremen	Zhuang Jianhua	43	18651332578	1. Yangtze River Storage GMS Project 2. Taiwan Semiconductor Manufacturing Co., LTD 3. Hefei Changxin GMS Project	15.6 million 3 million 18.5 million

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Annex 8 Investment Plan of construction machinery and Tools

List of main construction equipment to be put into the project

Serial number	Device name	Model specifications	Quantity	Country of origin	Year of manufacture	Rated power (kW)	Remarks
1	Hammer drill		2	China			Dr.
2	Hand drill		2	China			Dr.
3	Handgun drill		2	China			Dr.
4	A-line ladder		2	China			Custom made
5	Heat gun		2	China			Dongcheng
6	Wire reel		2	China			Bulls
7	Clean room vacuum cleaner		1	China			Kajinte

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Power of attorney

Certificate of competence of legal representative

Bidder: Jiangsu Huhu Electromechanical Technology Co., LTD

Add: 3-1 2 0 8 Tian ‘an Wisdom City, No. 22 8 Linghu Avenue, Xinwu District, Wuxi City

Name: Wang ying lai sex: Female Age: 38 Position: General Manager ID Card No. :

320922198302165723, the legal representative of Jiangsu Huhu Electromechanical Technology Co., LTD., participated in the bidding activities of procurement of secondary installation machine of integrated Circuit Demonstration Line Project (Phase I) project. Signing bidding documents, contract negotiations and contracts

Signing, project execution and dealing with all matters related to it.

Bidder: Jiangsu Huhu Electromechanical Technology Co., LTD

Date: June 8, 2021

A copy of the corporate ID card is pasted

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Letter of authorization from legal representative

This letter of authorization states: I / (name), the legal representative of/(the bidder), hereby authorize/(name) as the agent of our company to participate in the/recruitment organized by China Electronic System Engineering No. 4 Construction Co., LTD. (the bidder) in the name of our company

Bidding activities for the target. All documents and documents signed by the agent in the course of bid opening, bid evaluation, contract negotiation, contract signing and project execution

I acknowledge all matters in connection therewith. I hereby declare that this power of attorney shall come into force on the date of signature.

The agent has no right to transfer the authorization. The agent is hereby entrusted.

Agent: / Gender: /

Id No.__ : Upper Age:__ Position; Item management

Date:

Bidder:  /  (with official seal)

Legal representative: (signature and seal)

The copy of the ID card of the authorized person is pasted

Front of ID card	Reverse side of ID card

Note: If the bidder’s legal representative participates in the bid, the power of attorney is not required.

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10 qualification documents are attached

1. Business license

2 0214562210220] No

1. The Unity Society will use the code

91320214346537120H (1/1)

Business license

(Copy)

Name Jiangsu Huhu Electromechanical Technology Co., LTD

Class limited liability company

The annotated capital book is 20 million yuan only

Operating period from August 20, 2015 to......

The establishment date is August 20,

Legal representative Wang Bilai

By camp Fan Wai

Domicile: No. 3-, No. 228, Lingguo Avenue, Xinwu District, Wuxi City

, all kinds of engineering drive set up activities: construction of thin service public contract (according to the steel approved

Business activities can be carried out only after the approval of relevant departments specific business projects

Log off

Now to more (step flower law rain theory society allowed mutual day outside, a few battalions

0th, 2021

The market body shall be adjusted from January 1 to June 30 of each year

Supervised by the State

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2. Construction enterprise qualification certificate

Certificate of capital and quality of construction enterprises

(Copy)

Jiangsu Huhu Electromechanical Technology Co., LTD

DAddress: 3-1208, Tian 'an Wisdom City, 228 Linghu Avenue, Xinwu District, Wuo City

Tuyi society cherishes the use of replacement essence

State-owned mode interlian mother can):91320214346537120

legal representative: Wang Usher

Register capital book; 20 million yuan economic quality; It is a preservative company

Certificate Serial number: D332156623 Valid Period: 2022-07-17

Firefly and Grade of Qualification:

Third grade of professional contracting of building mechanical and electrical installation engineering

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Issuing authority: 2021 year 0 March 6 Ministry of Housing and Urban-Rural Development, PRC

National Construction Market Supervision Public Service Desk enquiry website;tp5/m0hundwcn NO.DF 21862305

[illegible]

[illegible]

[illegible]

[illegible]

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3 Work safety permits

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4 An account opening permit

Basic deposit account information

Account name:	Jiangsu Huhu Electromechanical Technology Co., LTD

Account Number:	32001615036052517356

Bank of deposit:	China Construction Bank Co., LTD.
Wuxi Chengbei Branch

Legal representative:	Wang ying lai
(responsible person of the unit)

Basic Deposit account No. :	J3020024045202

March 04, 2021

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Annex 11 Principles of Submission, Approval and replacement of Materials and Equipment

I. All materials and equipment provided by Party B must be submitted to Party A for approval before purchase and use; otherwise, the materials are not allowed to be used in the field.

Ii. Brand replacement shall follow the following principles:

1.	Provisions on grade and brand of materials and equipment in the bidding documents:

1.1	The list of materials and equipment in the bidding documents shall have clear grade requirements. It is suggested that three or more brands should be used as suggestions only

Party B may choose more than three brands, but the grade must be the same, such as Party A, the employer and the management company review after the selection of the brand

If Party B fails to pass the bidding twice, Party B shall promise to unconditionally exchange any of the three required in the original tender.

1.2	The brand of materials or equipment marked in the design drawings or technical specifications is only for the reference of Party B. Party B can provide materials/equipment in the same standard file, but it must be approved by the designer and Party A. Party B may declare one or two of the materials or equipment in the bid response documents

For brands of the same grade, technical documents such as sample books of materials and equipment may also be attached for bid evaluation.

1.3	Party B shall have the responsibility to send a written questionnaire to Party A prior to bid response to remind Party A of the big difference in the brands and grades of materials/equipment in the bidding documents and the fact that the design parameters of materials/equipment have been secretly limited to the only designated brand so as to avoid possible problems

The unfair competition situation.

1.4	If the supplier of materials and equipment violates its promise due to Party B’s winning the bid, or increases its price due to the project of “China Electronic System Engineering No. 4 Construction Co., LTD.”, Party B may suspend the trading of the supplier after examination and discussion by the Purchasing department of “China Electronic System Engineering No. 4 Construction Co., LTD.”, provided that Party B provides sufficient and valid evidence. Never enter the project of “China Electronic System Engineering No. 4 Construction Co., LTD”. Therefore, Party B shall pay attention to the retention of evidence (there are

The inquiry sheet shall be signed and sealed.

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2	Replacement of materials and equipment after calibration:

2.1	Products provided by the manufacturer not specified in the contract documents, or the name or model or category or product not specified in the contract documents, shall be deemed to be a material replacement; Whether the replacement material is of the same quality, workmanship, and quality as the replaced material

The effectiveness and economy of use will be determined solely by the Designer and Party A’s representative.

2.2	Materials/equipment declared by the winning bidder in the process of bid negotiation and approved by Party A/designer shall not be replaced in principle.

2.3	If the materials are truly out of stock or in short supply in the market and meet any of the following conditions, Party B may propose to replace the materials, which must be approved by Party A

The replacement materials shall be of the same material or superior to the designed material (or the contract material) only after the approval of the procedures of Party A

Materials.

2.3.1	The materials or equipment selected by Party A are not available in the market or the government and relevant administrative departments have no control over the materials or equipment

The materials or equipment has been prohibited (Party B shall provide proof)

2.3.2	The replacement materials are beneficial to Party A (Party B shall provide proof)

2.4	When Party B proposes any application for material replacement, it shall provide a detailed analysis report/comparison table for Party A’s review. The report must

Must include, but not limited to, the following:

2.4.1	Names, quantities, specifications, models, brands and properties of materials and engineering equipment stipulated in the contract to be replaced Power, price and any other details;

2.4.2	Name, quantity, specification, model, brand, performance, price and any other necessary information of the substitutes to be adopted Details of the products;

2.4.3	Index of the construction site used by the substitute and all contract documents related thereto;

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2.4.4	Reasons for the use of substitutes and reasons declaration;

2.4.5	The difference between the substitutes and the Supplies stipulated in the Contract and any effect that may result from the use of the substitutes on the Works Effects in respect of;

2.4.6	Price difference;

2.4.7	Promise that the materials used for substitution shall be of the same quality and technological level as the materials to be replaced, and shall be of the same design standard

The specified space allows, the maintenance, function, form, life, adaptability to the environment and other aspects are matched, and

The replacement shall benefit Party A.

2.4.8	Any other documents required by Party A from time to time to make appropriate decisions;

2.5	If it is necessary to replace the brand suggested in Party A’s bidding documents with the brand suggested in the original bidding documents for special reasons, Party A may specify the product suggested in the original bidding documents

Party B may choose two or more brands in the brand, and shall not designate a unique brand. Such brand changes must be made in accordance with the same

Mean low for high or the same principle.

2.6	If Party B returns the bid as a high-end brand due to the large price difference of the suggested brand, the employer will not agree to change the bid after winning the bid

Is the low-grade brand among them. Such brand changes must follow the principle of trading low for high.

2.7	Party B shall have the responsibility to indicate to Party A the design or technical solution of the only designated brand implicitly defined from the parameters of materials and equipment, so that Party A can modify the design before replying to the bid; If it is found after the bid evaluation, it shall, in principle, be replaced with standardized/universal

The parameters shall be confirmed by Party A’s written instructions, and the cost impact shall be calculated according to Article 2.9.

2.8	Party A’s approval of any application for replacement of materials/equipment shall not affect Party B’s strict compliance with the provisions and requirements of the Contract documents

Responsibilities to be assumed by Party B.

2.9	Cost calculation of alternative materials/equipment:

2.9.1	Replacement proposed by Party B due to Party B’s reasons:

2.9.1.1	If the value of the replacement materials and equipment is higher than the value of the materials and engineering equipment agreed herein,

Party B shall bear all the additional expenses involved.

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2.9. 1.2	If the value of the alternative materials and equipment is less than the value of the materials and equipment as agreed in the contract, will The savings will be deducted from the contract price.

2.9.2	Replacement proposed for Party A’s reasons:

2.9.2.1	If the value of the substitute materials and equipment is higher than the value of the materials and engineering equipment agreed herein,

Party A shall bear all the additional expenses involved.

2.9.2.2	If the value of the alternative materials and equipment is less than the value of the materials and equipment agreed herein

The amount saved will be deducted from Party B’s contract price.

2. 10	Within the scope of Supply, the Supplier undertakes not to use any shoddy, fake, shoddy or low-quality raw materials or parts (bags

Including raw materials or parts purchased by Party B/suppliers); Otherwise, Party A or the employer may impose a penalty of 10 times the relevant amount.

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Annex 12 Provisions on the management and use of “Materials Supplied by Party A”

1. Purpose: To strengthen the management of the construction process, ensure the quality of the project, reduce the loss, waste and loss, and prevent the destruction of finished products,

This management regulation is hereby formulated to save Party A’s cost. These regulations shall be annexed to the project contract and have the same legal effect as the project contract.

2. Definition of “Materials supplied by A” : It is stipulated in the contract that Party A or the Owner shall purchase the materials for direct installation of the project or indirectly serve the construction of the project

Materials, equipment, machinery and other materials.

3. Provisions on the management of “Materials Supplied by A” :

1) Material quantity quota: “Materials Supplied by Party A” shall strictly comply with the material quantity quota, and Party B shall only appoint a specially-assigned person to obtain materials in accordance with Party A’s material quantity quota

Receiving, signing for, using and returning surplus materials according to the management regulations.

2) Storage provisions: After Party B takes out the materials from Party A’s warehouse, the ownership of the materials shall remain in Party A’s possession. Party B shall keep the materials properly and take necessary protective measures to prevent rain, moisture and damage. Party B shall not misappropriate, transfer, resell, mortgage, lose or damage it

3. “Materials supplied by Party A”.

3) Return provisions: Party B shall not, for any reason, cause the materials to be out of use or uncertain use or use within 20 days after receiving the materials

If the materials are no longer in use, Party B shall promptly return them to Party A’s warehouse and ensure the integrity of the performance, packaging and appearance of the returned materials.

4) Party A shall have the right to change the “Materials supplied by Party A” into “materials supplied by Party B” at any time, and plan the procurement channels and reasonable profits. Party B shall obey

Execution.

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4 Use the rules:

1) If “Materials supplied by Party A” enters the site, Party B shall be unconditionally responsible for unloading, secondary handling and assistance in cleaning

Place and assist in acceptance inspection and other related work. 5. Report to Party A timely if any damage, quantity, quality and other problems are found.

2) Party B shall take economy as the main line during use, strictly control loss, eliminate waste, and timely report quality problems found

Report that the use of unqualified materials is not permitted.

3) Party B shall be responsible for taking care of and protecting the materials that have not been installed or have been installed. In case of improper protection and care, the materials may be caused

In case of damage or loss, Party B shall be directly liable for compensation, and Party A may directly seek compensation from Party B.

5. Reward and Punishment Measures:

1)	If Party B fails to receive more or more materials in accordance with Party A’s material quota and fails to return them to Party A’s warehouse in time, which leads to shortage of materials in parallel packages or causes Party A to purchase more materials, Party A will impose on Party B more than twice the relevant expenses incurred thereby

The fine shall be deducted from the progress payment of the current month.

2)	If the materials taken out by Party B are lost due to improper care, Party A shall impose a fine of more than 1.2 times the value of the materials;

3)	If the materials taken out by Party B are damaged or can no longer be used in the project due to improper care and protection, Party B shall compensate for the loss at the original price

Party B shall repair and replace the materials free of charge.

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4)	If the materials in Party A’s warehouse need to be returned, damaged appearance, incomplete packaging, and loss of relevant quality certification materials are released for reasons other than Party B’s over-collection or over-collection, and thus cannot be used again or can only be used at a reduced price, Party B shall bear the corresponding price difference

Compensation, except due to the inherent nature of the materials.

5)	For the use of excess materials caused by rework due to reasons of Party B (unqualified installation quality, wrong location), the excess material cost shall be borne by Party B, which shall be deducted from the project payment of the current month or the final settlement payment, and the rework installation cost shall be all

The expenses shall be borne by Party B and shall not be paid to Party B in settlement.

6)	Party B shall not misappropriate, transfer, resell, mortgage, lose or destroy the “materials supplied by Party A”. In case of the above problems, Party A will impose a fine of more than three times the value of the materials, which will be directly deducted from the current project payment. In case of serious complex, Party B may submit the case to the judicial system

The authorities handle it.

7)	Party B shall strictly control the loss of the “materials supplied by Party A”. If the loss exceeds the provisions or material waste is found, Party A shall take action

A fine of more than three times the amount of approved waste or waste of materials.

8)	Party B may report to Party A the waste, excess wear, theft, damage, destruction and other acts, if the evidence is conclusive A reward of more than 10% of the amount recovered from Party A.

Party B shall really read the above management regulations and obey Party A’s regulations unconditionally.

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Annex 13 Management Provisions of “Materials Supplied by Party B”

6. Purpose: This regulation is formulated to strengthen the management of the construction process of the project, ensure the quality of the project and ensure the use of qualified materials in the project.

The Provisions are annexed to the contract and have the same legal effect as the contract.

7. Definition of “Materials supplied by Party B” refers to materials purchased by Party B for direct installation of the project or indirect service for construction as stipulated in the Contract.

Equipment, tools and other materials.

8. Provisions on the management of “Materials supplied by Party B”

1)	Contract compliance: The “Materials supplied by Party B” must fully comply with the “brand, origin, technical requirements, quality, delivery date, After-sales service and other relevant provisions.

2)	Application for examination and inspection system: “Materials supplied by Party B” shall strictly comply with the approval provisions of the application for examination and inspection. “Materials supplied by Party B” shall provide samples, manufacturers, brands, origin, certificate of qualification, quality certificate and other relevant materials, which shall be approved by Party A’s purchasing engineer, commercial engineer and master

The responsible engineer, the project chief engineer and the project manager shall review and approve the purchase.

3)	On-site inspection: Each batch of “Materials supplied by Party B” shall be approved after being checked by Party A’s chief engineer or project manager

Approach. Put an end to the use of unqualified materials. Each batch of materials must provide the corresponding material quality certification data.

4)	Party B shall not change the brand, manufacturer, origin, technical requirements and quality standards of the materials agreed herein without authorization. Any change approved by the project chief engineer and the project manager shall be approved after the price difference is approved by the fund engineer and the purchasing engineer. Price difference

A deduction in the contract.

5)	Party B shall be responsible for the storage and protection of the materials supplied by Party B, and shall bear any loss or damage thereof.

6)	Party A shall have the right to convert the “Materials supplied by Party B” into “materials supplied by Party A” at any time, and deduct the corresponding amount of materials.

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9. Usage Rules:

4.1	If “Materials supplied by Party B” enters the site, Party A shall have the right to spot check Party B’s contract or count the quantity.

4.2	Party B shall take economy as the main line in the process of use, strictly control loss, eliminate waste, and timely report quality problems found

Report that the use of unqualified materials is not permitted.

4.3	Party B shall be responsible for the care and protection of the materials that have not been installed or have been installed. In case of improper care and protection, the materials are damaged

Party B shall be responsible for any loss of the materials.

10. Reward and Punishment Measures:

5.1	Party B changes the material brand, manufacturer, origin, technical requirements and quality standards without Party A’s approval, Party A

Party A shall impose a fine of more than 3 times the amount of the approved materials without authorization and deduct the difference.

5.2	If Party B uses counterfeit or shoddy products, Party A shall impose a fine of more than 3 times the amount of approved counterfeit materials.

5.3	If Party B uses unqualified products and causes project quality loss or function failure or reduced function, Party A shall have the right to require Party B to dismantle and reinstall the products. All expenses incurred thereby shall be borne by Party B and Party A shall verify if the circumstances are serious

A fine of more than 3 times the amount of capital for quality defects.

5.4	For the part of “Materials supplied by Party B”, if any excess is caused by rework due to reasons of Party B (unqualified installation quality, wrong location)

The use of materials, the cost of extra materials and the cost of rework and installation shall be borne by Party B and shall not be paid to Party B during settlement.

5.5	Party B shall strictly control the consumption of the “Materials supplied by Party B” and shall not take any action such as exceeding the consumption of the materials provided by Party B or material waste

On the basis of settlement, Party B shall bear the loss.

Party B shall read the above management regulations and obey Party A’s regulations unconditionally.

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Annex XIV. Security Agreement

China Electronic System Engineering No.4 Construction Co., LTD.

(hereinafter referred to as “Party A”)

Jiangsu Huhu Electromechanical Technology Co., LTD. (hereinafter referred to as “Party B”)

In order to successfully complete the construction project, prevent fire prevention, theft prevention and personal and equipment accidents during the construction period,

Now, Party A and Party B negotiate to reach a safety construction agreement, which specifies the safety responsibilities of both parties, and both parties must jointly comply with the implementation.

I. Responsibilities, obligations and Rights of Party A

1. Before Party B enters the construction site, it shall formally carry out the safety management system of Party A and manage the company and business of Party A for all its entrance personnel

Normal or special safety training conducted by the owner or required by the owner.

2. Strictly control the health condition of the employees entering the building. The construction personnel must pass the physical examination before they can be trained to apply for the entrance permit

(Mainly measuring blood pressure).

3. Responsible for providing regular or non-regular training on safety or other special aspects related to safety to Party B’s personnel.

4. Be responsible for all-round safety supervision and management of Party B during the whole construction period.

5. Prompt Party B to purchase necessary personal safety protective articles, safety appliances, equipment and facilities in time.

6. Party B shall timely provide the safety management system, safety measures and safety violation punishment rules related to the construction site (see the appendix for details).

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7. Party B shall have the right to conduct safety inspection on the construction site of Party B and promptly notify Party B of any unsafe problems and hidden dangers found by inspection within a specified time limit

Rectification.

8. Party B shall have the right to require Party B to rectify the inspected problems within a limited time, and shall have the right to rectify or fail to correct all kinds of safety risks arising from Party B

Any unsafe behaviors such as accidental or intentional confrontation shall be punished with fines.

9. Have the right to expel those who do not obey management, serious safety violations, and those who fight against management, retaliate, steal and fight.

Ii. Responsibilities, rights and obligations of Party B

1. Party B must abide by national laws and regulations, Party A’s production safety management system, the general contractor’s and the owner’s management system and other aspects

Management system.

2. The construction personnel must go through the physical examination procedures (mainly blood pressure measurement).

3. Special personnel shall be assigned to manage the safety education and daily management of construction personnel and unconditionally obey Party A, the management company and the owner

To support the management work of Party A.

4. Party B’s construction personnel cause Party B and the other party’s personnel due to their violation of safety management rules and regulations, wild construction and violation of safety regulations

Party B shall be responsible for handling any injury or death accidents and Party A shall not assume any economic or other responsibilities arising therefrom.

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5. Party B’s personnel entering the construction site shall, in accordance with Party A’s requirements, equip them with personal safety labor protective equipment, and Party B’s construction personnel shall

Party B’s personnel must wear and use personal safety labor protective articles correctly as required by Party A.

6. Party B’s personnel must voluntarily accept the safety supervision and inspection of Party A’s security and other management personnel and promptly comply with the requirements of Party A

Deal with and eliminate potential safety risks to ensure safe operation.

7. Party B must ensure that the safety protection devices of the mechanical and electrical equipment entering the construction site are complete, sensitive, reliable and effective, in line with safety management

The specified requirements.

8. Without the permission of Party A’s personnel, Party A (including the management company, the owner and other construction units) shall not be used without authorization.

Otherwise, Party B shall be fully liable for any events, accidents and damages arising therefrom.

9. If Party A receives any fine from the general contractor or the owner due to Party B, Party A shall pay more than twice the amount of the fine from the general contractor

Party A shall impose punishment.

10. Party B must hold the Construction Enterprise Safety Qualification Certificate and must provide a set of safety assurance schemes and measures for the project before construction

Construction shall not be carried out until submitted to Party A for approval.

11. Party B shall strictly comply with the basic safety protection standards of the construction site during construction, and shall pay close attention to the raw materials, semi-finished products,

Party B shall carry out effective protection and protection of finished products and bear all expenses and losses incurred during the process.

12. Party B shall have the right to take unreasonable production and living management measures, unsafe site conditions, unsafe facilities, and unreasonable measures during construction

Party B has the right to put forward rectification suggestions for unreasonable phenomena such as violation handling.

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13. Party B’s construction personnel have the right to stop production and temporarily withdraw from the site when major potential accidents are found.

Iii. Supporting documents of the Agreement

1. Relevant national or local laws and regulations.

2. Safety documents and requirements issued and issued by the owner, the management company and the security department of the main contractor.

3. Party A’s rules and regulations concerning site management, as well as those promulgated by the Project Department during construction.

4. Agreements, contracts and other documents concluded by Party A and Party B.

Iv. Validity and term of the Agreement

1. This Agreement shall be annexed to the contract and shall have the same effect as the contract.

2. This Agreement shall take effect from the date of execution until all Party B’s personnel withdraw from the project.

3. This Agreement shall terminate by itself in case of force majeure or other causes.

4. This Agreement is made in duplicate, with each party holding one copy.

V. Matters not covered herein shall be settled by both parties through negotiation.

Vi. This Agreement contains the following attachments:

Annex 1 Construction Site Safety Management Regulations (Code of Safe and Civilized Construction)

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Annex 2 Safety Penalty Notice

Annex 3 Safety Penalty Details

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Attachment 1:

Construction site safety management Regulations (Safe and civilized Construction Code)

Party B shall attach great importance to the safety and health of every worker on the construction site. The construction personnel must bear in mind the production safety policy of “safety first prevention first comprehensive treatment” in production and construction, bear in mind the safety goal of “zero accidents and zero injuries”, and take all necessary measures to achieve this goal

The standard.

Construction personnel must take into account that safety regulations and regulations cannot be ignored because of the urgency of the job. 3. Party B shall not violate any mandatory requirements or safety regulations

Then.

Regulations on Safety and health work

1. Party B shall comply with the Basic Law of Labor, Labor Safety and Health Law and the related subsidiary regulations, and shall also comply with the relevant safety and health management points. Party B shall appoint labor safety and health personnel in accordance with the regulations of labor safety and health organization management and automatic inspection promulgated by the competent authority.

2. Party B shall bear all economic and legal liabilities for the injury or death of its workers in work-related accidents.

3. Party B shall bear all economic and legal liabilities for any damage or injury to the third party, the owner and other Party B’s facilities and tools or other property damage caused by its workers while performing the construction obligations.

4. In case of major occupational disasters occurring at the construction site or within the designated work area, Party B shall report to Party A’s Project department at the construction site within 2 hours after the occurrence of such disasters. Party B shall also report other accidents and fire alarms immediately after the occurrence of such accidents, accept the investigation and attend the accident inspection meeting.

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5. Party B’s full-time labor safety and health personnel shall be responsible for the following on-site safety and health work in accordance with provisions of laws and regulations:

1) Formulate occupational disaster prevention plans and guide the actual implementation of on-site work.

2) To plan and inspect the labor safety and health management facilities at the construction site.

3) Carry out inspection, regular inspection, key inspection and determination of working environment of the construction site.

4) To plan and implement labor safety and health education and training.

5) To investigate and deal with occupational disasters together with owners and their representatives.

6) The site shall be sorted out before the end of the work every day, and the materials shall be clear after the completion of the work. The person in charge of the site or the safety and health manager of Party B shall inspect the site and confirm that the site is safe

Leave the site.

6. Wear safety and health protective equipment suitable for personal needs according to the working environment.

1) Head protection a safety hat: All personnel entering the construction site must wear the safety hat correctly and fasten the jaw belt.

2) Ear protection an ear plug, in the noise more than 90 decibels above the working area, engaged in operation, maintenance.

3) Eye protection a safety glasses or protective mask: all engaged in grinding, cutting, concrete vibrating, steel processing, woodworking processing personnel, etc

Must be equipped with safety protective glasses;Personnel working in areas that produce sparks, fine dust, chips, liquid droplets or thermal radiation or harmful light,

Must be equipped with safety protective glasses.

4) Respiratory protection A breathing mask or gas mask;Wear proper respiratory protection when exposed to hazardous dust, fog droplets, hazardous gases or hypoxia.

5) Hand protection a cotton, canvas, acid and alkali resistant, insulating gloves: engaged in handling, corrosive toxic chemicals and equipment handling or may contact power supply

Personnel shall wear appropriate protective gloves. No gloves are allowed when working on rotating machinery.

6) Foot protection: All site construction workers must wear anti-smash safety shoes when working.

7) Suitable protective clothing shall be worn by those engaged in acid, alkali and toxic chemicals.

8) Safety belt: Workers engaged in the height of more than 2 meters must wear safety belts.

7. Construction machinery and materials shall not be stacked and placed on fire hydrants, fire extinguishers, switchboards, safety ladders and escape routes, so as to avoid delay of escape and emergency rescue.

8. Party B’s labor safety and health personnel shall inspect the work site every day and fill in the safety inspection record in detail. If any safety risks are found at the work site, they shall immediately respond and take appropriate measures to eliminate the safety risks.

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9. The machines, tools, safety devices and other equipment provided by Party B shall comply with relevant laws and regulations. In case of non-compliance, once found, the equipment shall be immediately discontinued and removed from the site.

10. If Party B uses or stores hazardous chemicals during the construction period, it shall go through relevant procedures according to the hazardous materials and hazardous materials management system. If the construction contracted by Party B involves toxic, fire-prone or dangerous construction equipment or works in special dangerous environment, it shall handle the procedures according to the provisions of the construction safety and health facilities standards, and clean up the work site immediately after completion of construction. Keep the site clean and clean after completion of construction and avoid any accidents that may harm the safety and health of the work environment.

11. Party B shall provide its employees with necessary safety and health education and accident prevention training for their work. For the staff engaged in toxic and harmful operations with special hazards to health, Party B shall carry out special health examination regularly according to laws and regulations.

12. When Party B is engaged in the following work, it shall appoint personnel with special safety and hygiene training and qualified certificates to be:

1) Engaged in the operation of boilers (except small boilers) and first-class pressure vessels.

2) Operators of cranes, hoists, mobile cranes and miter cranes.

3) Welding, gas cutting or heating of metal with acetylene welding device or gas welding device.

4) Use crane equipment to engage in hanging operations.

5) Organic solvent operation.

6) Work with specific chemicals.

7) Electrical operators.

8) Retaining and supporting operations, stencil supporting operations, and erection of shelves.

9) Other dangerous operations designated by competent authorities.

13. Party B shall not employ the following personnel for the following work

1) Party B shall not employ anyone under the age of 18.

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2) No male or female workers under 18 years of age or over 55 years of age shall be employed in elevated or high-altitude operations.

3) No female workers shall be employed to engage in dangerous and injurious work, as well as elevated work and heavy manual labor.

4) Female workers during pregnancy or less than one year after childbirth shall not be employed in dangerous and hazardous work, elevated work and heavy manual labor.

5) Workers who are addicted to alcohol or drugs or suffer from dangerous or harmful diseases are not allowed to be employed in related jobs.

14. The sundries and debris of dangerous substances in the workplace should be removed regularly, so as not to interfere with work and injure personnel. After the work, the construction area should be cleaned up and the garbage should be cleared out of the factory on that day. It is forbidden to store the factory.

15. The driving professionals employed by Party B shall have driving licenses, and non-driving professionals shall not drive any vehicles on the construction site.

16. In case of fire, immediately notify the company and fire brigade (Electrical 119) for support to prevent the fire from spreading.

17. Party B shall bear all the losses and legal liabilities arising from the fire caused by Party B or its subordinate workers or Party B.

18. Fireworks are strictly prohibited in the project Department office and all construction sites. Smoking should be in designated places and smoking should be declined.

19. To prevent the possibility of falling, collapse and other workplaces, there should be safety equipment in line with the standards. When working at heights, be wary of falling tool materials, and do not leave tools and objects at heights after work. Around the construction frame, appropriate handrails and guardrail should be set up.

20. Hoisting operations must be enclosed with warning belts. It is strictly prohibited to pass irrelevant personnel, and all personnel are strictly prohibited to stand or pass under heavy objects and suspended objects.

21. The scaffold style approved by the labor safety supervision department should be adopted, and the scaffold should meet the requirements of the current relevant specifications. Before installing the scaffold, drawings and calculations designed by professional engineers should be submitted to the safety supervisor for review and approval.

22. Open part, workbench and other places, should be set up guardrail or cover and other measures. Guardrail should be hard enclosure, it is strictly prohibited to use soft enclosure or to replace with ropes, wires, etc. The cover should be used in an effective way to prevent slippage, falling, lifting or moving.

23. Cargo lifts are strictly prohibited from carrying persons. When the lift safety device fails, it is strictly prohibited to carry cargo.

24. Irrelevant personnel should be prevented from touching or misoperating the lift safety protection control system, and the safety protection device should not be removed for any reason.

Two, electricity safety management system

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1. Party B shall set up a safety power maintenance worker on site, and the temporary power supply facilities shall be managed by the project department. Unauthorized personnel are strictly prohibited from connecting or disconnecting electrical equipment and lines.

2. Electrical operation and maintenance personnel must be on duty with certificates.

3. Party B’s electrical staff shall disclose the construction in accordance with the accepted safety technology when performing electrical work.

4. Temporary electrical maintenance personnel shall actively cooperate with operators to do maintenance, duty and temporary power supply work, and at the same time shall do a good job of insulation measurement and record of cables, distribution boxes, equipment, leakage (once every half month) test record, grounding pole (repeated grounding, lightning protection grounding) resistance test and record, do a good job of maintenance work record and electrician on duty record.

5. Temporary electricity facilities on site must be qualified before use, and be inspected once a week.

6. This project implements the distribution mode of three-level power distribution, two-level leakage protection, single machine and single box and three-phase five-wire system connected to zero protection system. The site shall have at least three repeated ground connections. The first level switchboards on site must be repeatedly grounded. The two-stage leakage protection facilities of on-site power supply and consumption facilities are in each two-stage box and three-stage switch box. The leakage action current of the leakage protection device of the two stage box shall not be greater than 30mA. The resistance values of repeated grounding and lightning protection grounding of temporary facilities meet the regulations.

7. The general distribution box and switch box must be equipped with two terminal boards, the protective ground wire (PE) and the working neutral wire (N). The phase wire must not be connected by wiring terminals or terminals. The protective neutral wire of the metal shell of the equipment and distribution box must be multi-strand copper wire. The minimum cross-sectional area must not be less than 25mm2. Protect the neutral wire without using a single strand. There shall be no joint, and the connection of the protective neutral wire must use the wire nose and be firmly crimped. The special color for protecting neutral wire is yellow and green two-color wire.

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8. The construction electricity of the equipment shall be connected by the construction switchboard, and the outdoor distribution box shall be covered to prevent rain and smashing. At the same time should build a platform, set up fences, signs. The fence should be connected to the protective zero line.

9. Avoid live work. Wear qualified insulation gloves if you must work with live work. It is forbidden to connect to electricity outdoors in rainy days. Under special needs, protective measures must be taken, and confirmed and approved by the electrical personnel in charge before construction.

10. The distribution box must be marked and numbered, and the door should be locked. The circuit breaker and socket in the distribution box should be marked with the use of the leading circuit.

11. Onsite cable lines shall be laid or erected properly as required. No line shall be laid directly along metal material. It shall not be subjected to tensile and shear forces, and measures shall be taken to prevent smashing, bumping, squeezing, tying and abrasion. When the line is buried, it should be carried out according to the requirements of the “electrical acceptance code”, and the buried hidden inspection record should be made. When the cable is buried, the mark should be set along the line. When the power line is set vertically, the cable bracket should be made, and the cable should be fixed with butterfly insulation.

12. The on-site electric line shall not be laid on the ground, and it shall be used with a height of 24 meters. Insulation hooks shall be used when the line is high, and it is forbidden to use lead wire tying.

13 Construction site and living area lighting fixtures from the ground height, outdoor is not less than 3 meters, indoor is not less than 24 meters, can not meet the requirements should be used safety voltage. Safety voltage must be used in stairwells, rooms and damp places where people live in the construction area, and lighting below 24m. Entering the decoration stage, the secondary distribution box should be set up on each floor. The electrical equipment in the building must be equipped with a separate switch box. It is forbidden to have multiple machines in one gate.

The distribution box should be located in a dry and ventilated place, and there should be a base.

14. The power supply of field welding machine and other special equipment must be set up in a separate circuit in the first level box (cabinet), the secondary wire of the welding machine must be double in place, and installed with a secondary leakage protector. Safety cover must be installed on both the primary and secondary sides. The location of the welding machine should be protected against rain and moisture, and the welding machine should be used with a high cushion. The welding machine should be equipped with automatic shock prevention device and isolation switch, and the grounding wire connection point must be close to the welding spot.

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15. The primary side of the local lighting transformer must be equipped with leakage protector and overload, short circuit and other protective devices, and the secondary side must be equipped with a fuse.

16. 220V iodine tungsten lamp cover, iron support must be grounded protection, between the lampshade and the lamp holder to be insulated board (not wood), the lamp holder hand part Insulation materials must be wrapped around the bit and the cable hanging part.

17. It is strictly prohibited to contact or approach combustible materials with electric heating or other fire-prone electrical equipment. Do not use water or foam fire extinguisher and other conductive materials to extinguish an electrical fire. Use carbon dioxide fire extinguisher, dry powder fire extinguisher, 1211 fire extinguisher and cut off the power quickly.

18. The power line of the fixed equipment must be routed through the management site. When the height of the excavated part of the line is less than 15 meters, pipes should be worn, and measures should be taken to prevent water from entering the pipe mouth. The power source cable enters the line from the outside of the wall. The cable entering the building should be protected by a pipe at the point where it penetrates the wall. The metal pipe should be protected by grounding, and the pipe mouth should be protected by a shield.

19. Electricians and professional operators should stop the operation of related equipment and lines when they find overheating, lighting, motor phase absence and other conditions, and notify the relevant personnel to discharge the fault before continuing to operate, in order to prevent the occurrence of electrical fire.

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20. Construction personnel should consciously abide by the site electricity management system, not at will wiring. Do not move the live running equipment. Wear good insulation gloves when using a class of hand-held power tools and mobile power tools.

21. Reasonably choose the traverse section required by the equipment and the lamps and lanterns, and put an end to the use of excessive load on the line. Reasonable selection of the protection device of electrical equipment, when the fuse or automatic switch is used to protect a section of the line, the minimum short circuit current to be able to appear in the protection circuit, should not be less than 25 times of the rated current of the fuse body or 15 times of the active switch trip current.

22. The switch of each equipment must be firmly fixed at the height of 13-15m, and the oxidation, poor contact and ablation of the switch contact should be repaired or replaced by the electrical maintenance worker in time.

23. It is prohibited to use coil rollers as switch boxes, and it is prohibited to use unpacked free socket boxes on site. Live exposure and damaged electrical appliances are prohibited.

24. The power line of the on-site fire pump must be connected to the power supply of the onsite main distribution box switch.

25. Electrical operators should earnestly implement the specifications and connect the cables correctly. Wiring should be firmly connected and compacted, all kinds of switch contacts should be firmly pressed, and copper and aluminum joints should have transition ends. Electricians should strengthen the inspection and inspection of the operation of electrical lines and equipment, especially the joints where large current passes through. If loose or overheating is found, it should be handled in time. The electrician should check the gate box, cable and electric equipment in the building every day. Discover hidden dangers and eliminate them in time to ensure site safety.

26 transformer, distribution appliances should be set up according to the regulations of fire equipment. There should be a fire prevention system, near the fire source.

27. Electrical lines, equipment switches, lighting and other flammable materials must be kept safe distance, wood shed shavings, sawdust should be cleaned in time, and equipped with fire extinguishing equipment. When using iodine tungsten lamp, the distance between lamp and flammable substance should be greater than 50cm, indoor is not allowed to use more than 100W lamp, bedside lamp is strictly prohibited.

28. It is strictly prohibited to use electric stoves, iodine tungsten lamps and other high temperature lamps as heating and baking materials.

29. Wire connection should be staggered according to different phase sequence. When cutting the wire, the live wire and the neutral wire should be separated and mislocated to prevent short circuit at the mouth of the pliers.

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Three, gas, electric welding operation safety code

1. Before using gas welding, check whether the connection of gas welding regulator and rubber tube is tight. Only soap water test is allowed during inspection, and flame test is strictly prohibited.

2. Before gas welding work, it is necessary to check whether the fire nozzle is in good condition, and use a lighter when igniting. Matches or lighters are not allowed.

3. Cylinders not in use should always wear protective caps.

4. When engaged in gas welding and electric welding work, appropriate protective equipment must be worn. It is strictly prohibited to use gas cylinders without pressure regulating devices.

5. When cutting and welding at high places or open holes, appropriate isolation measures should be taken for high-heat metal slag to avoid spark slag and electrode scattering, scald the personnel below or cause fire.

6. One gate and one machine must be done for motor and welding machine. When using the welding machine, the fire license system should be implemented, and someone is monitoring, and the welding machine should be placed in a well-ventilated place.

7. The welding machine must go to the security department to issue the fire certificate before use. Welding machine wiring should meet the regulations, the secondary line should be wired nose, well with screws compaction. The line connector should be less. When working, the combustible materials in the working area should be cleaned. The welding machine should be placed in a well-ventilated place.

8 Flammable items must be kept away from gas or electric welding sites.

9. If the flame is found to burn into the welding device or rubber tube, the oxygen on the welding device should be closed immediately, and then the acetylene.

10. Gas cylinders must be kept upright by trolley and fixed with double iron chains.

11. The name of the manufacturer, type of the cylinder (body), person in charge and contact telephone number should be clearly marked when using the cylinder.

12. All kinds of gas or chemical pipelines or equipment without cleaning must not be welding or gas welding.

13. Check whether the grounding of equipment and welding material is normal before electric welding operation.

14. Check whether the external insulation of the power supply is damaged and whether the capacity device of the fuse is normal before welding operation.

15. Do not connect the grounding wire of the welding machine to railings, stairs, steel frames of buildings or pipes in use.

16. Before handling the welder, cut off the power supply line.

17. Perform electric or gas welding operations in a confined space with adequate ventilation or wear appropriate protective equipment.

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4. Safety Rules for Material handling and storage

1. Materials and appliances shall not be stacked to prevent the use of fire extinguishers and prevent safety entrances and electrical switches.

2. Pay attention to wires and electrical equipment when handling materials, so as to avoid electric shock and disaster caused by body and material contact.

3. The power vehicles responsible for handling shall not enter the controlled area without the approval of the local supervisor.

4. When trucks, tankers and cranes stop for loading and unloading, the hand brake should be pulled up and the front and rear wheels fixed with triangle blocks.

5. Crane operation safety precautions

1) The operator shall not drive the crane without qualified training.

2) Crane operators should bring special operation licenses with them.

3) The crane operation shall apply for lifting license according to the prescribed procedures.

4) After the crane lifts the working object, the driver shall not leave without the consent of the command personnel.

5) No one is allowed to walk under the lifting weight or near the rope under tension.

6) Ensure that the retaining performance of the spreader structure does not exceed the rated load.

7) Warning belts should be given around the lifting operation and 5 meters outside the hanging radius to warn others of the danger of construction, and special personnel should be assigned to supervise nearby.

8) Steel cables and spring tongue pieces of hoisting equipment should be checked and qualified before use.

6. Safety precautions for the operation of stacking machine

1) No trained operator shall drive the stacker without authorization.

2) No one is allowed to take the stacker during handling operation.

3) The speed of handling vehicles in the warehouse shall not exceed 10 km/h.

7. Safety precautions for tank truck unloading operation

1) The tanker shall be marked with the name of the chemicals to be carried, the qualification mark and other relevant information.

2) The tank truck must be equipped with operator protective equipment and first aid kit.

3) The unloading of chemicals by the tank truck shall be carried out according to the operation procedure of the tank truck.

4) After filling or loading the tank truck, remove the outlet joint carefully to avoid leakage during filling or loading.

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8. Safety regulations of Party B’s tool room and warehouse

1) Inspect the doors and Windows of the warehouse and materials stored in each reservoir area as soon as possible, report any abnormality immediately, and check the materials stored in each reservoir area before work every day

Check doors and Windows, and make sure that there are no hidden dangers in fire prevention, anti-theft, power lines, etc., before leaving work.

2) Clean the warehouse every day, check the unsafe state of objects, and keep the reservoir area clean and tidy.

3) Check the material safety and fire prevention facilities inside and outside the reservoir area once a day. And equipped with enough fire extinguishers, found hidden dangers and problems in time to deal with, no ability

Report immediately when dealing with the problem for processing support.

4) Chemicals should follow the principle of buying less, buying more often, no or little inventory, and the inventory should be stored separately in another warehouse. According to the characteristics of chemicals such as flammable and explosive in water, volatile, corrosion and other items should be taken ventilation, rain proof, separation, high pad, anti falling, electrical explosion-proof and other measures for storage, to eliminate or reduce

Its harm.

5) Arrange the stacking of materials in the library reasonably, reserve enough access channels, and do not walk, sit or lie on the materials. Fragile and explosive items must be handled lightly

Put them lightly and put them in an obvious position when they are put into storage to prevent pressure, collision and beating. The materials stored in the open air should be covered under the mat.

Five, high work safety code

1. In the height of 2 meters above the operation, and no platform and guardrail around the elevated operation, should be taken before the construction of safety protection measures, after the inspection and confirmation of safety can be carried out.

2 engaged in high work must wear safety helmet correctly and tie the jaw belt. Use the safety belt correctly. Hang the safety belt in the place where your life can be guaranteed after you climb high. In the case that there is no seat belt to hang at high altitude, you must set up a life safety line, and then hang the seat belt on it before you start working.

3. Do not use wooden ladders when working at heights, and check whether the ladders are damaged and the feet of the ladders are stable before working.

4. If you carry hand tools with you when working at heights, you should use a tool belt or tool kit to avoid falling and hurting people.

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5. When using ladders, avoid placing them at the exit entrance to avoid being knocked down by people entering and leaving. The use of ladders must be set up special support and not part-time other work, the top of the ladder and above the third orange is not allowed to stand people working.

6. Metal ladders should not be near electrical equipment to prevent electric shock.

7. Do not employ male or female workers under 18 years of age or over 55 years of age to work at heights.

8. Persons with high blood pressure, cardiovascular diseases, anemia, incomplete limbs, color blindness, high myopia, abnormal hearing, impaired balance, or who have suffered from epilepsy, mental or neurological diseases shall not be engaged in high work.

9. Party B’s security personnel shall check whether the structure is solid and whether the staff’s physical and mental condition is suitable for working at heights before daily operation.

10. The personnel working on the height shall check the safety protection measures and facilities by themselves before daily operation, and replace them immediately if there is any abnormality.

11. After the completion of daily construction, the ladder should be positioned and locked flat, and the place should be marked.

Vi. Safety Rules for dangerous operations

1. Definition and safety regulations of dangerous operation

1) Hot operation: it refers to the operation with open flame when working, such as electric welding, gas welding, gas cutting, blowtorch, grinding wheel of Angle grinder, toothless saw and grinding wheel cutting

Machine, baking work and other operations that may cause fire, explosion and other accidents.

2) Fire operation shall be issued fire certificate and express on the construction site, in order to obtain the supervision and inspection of safety management personnel;Fire operation must be more than two people work, one person work one person monitor the fire;Arrive at the construction site first exclude the site including the reservation of holes and holes outside the wall of flammable and explosive goods;With a certain number of qualified fire extinguishers on site standby;There should be 6-7 meters between the gas cylinders used in gas welding and cutting operations, and a safe distance of 10 meters between the two gas cylinders and the open flame

Distance;Outdoor five, six or more wind is not allowed to open fire operation.

3) confined space operation: such as basement reservoir, various storage tanks, tanks, sewer Wells, etc., may be due to insufficient oxygen content (02 content is less than 18%)

Operation into accidental injury

4) The environment shall be determined jointly with the safety management personnel before the operation. If the air quality is unqualified, the construction shall not be allowed. Ventilation facilities and rescue equipment shall be configured before the work

Apply reserve. Personnel leave for a period of time, and then enter the work should also be re-implemented environmental and other aspects of the determination.

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5) Overhead and hanging operation: refers to the operation where the height is above 2 meters (including 2 meters) and accidental fall may occur.

6) Refer to the high work safety code.

7) Dangerous substances pipeline disassembly operation: refers to the disassembly of various acids, alkali, engraving, special gas (explosion, spontaneous combustion, corrosion and other dangers), liquefied gas (low Temperature), high temperature gas, high temperature liquid and other pipelines, may cause accidental injury due to leakage.

8) Before the operation, it is necessary to be clear about the danger of the demolition operation, formulate protective measures and prepare personal protective equipment. The principle is that it is better to have more than enough, such as protective glasses and acid masks. Good ventilation facilities, dilute acid, alkali, inflammable and explosive gas. It is prohibited to operate with fire, if it is necessary to operate with fire

Only with strict testing and strict protective measures can it be allowed.

9) Fire pipeline interruption/fire detector isolation operation: refers to the operation of fire detector caused by construction, and sends out wrong signals. Including hot fire operation

Specified operations, fire piping and hydrant construction/reaming/ceiling drilling and other construction operations that may produce dust or smoke.

10) In order to prevent occupational disasters and ensure the life safety and health of employees at work, application, inspection and supervision shall be carried out for the above dangerous operations.

To ensure the safety of operations.

11) Dangerous cross operation: in the construction, there will be more due to the progress of up, down, left and right construction at the same time, and do not take into account the formation of interactive damage.

12) Do not ignore the existence of hidden safety risks because of the temporary progress.

13) Pay attention to the operation situation before and after the work at any time, once there is a hidden danger, to temporarily avoid or temporarily change the position of the work to eliminate hidden dangers.

2. The implementation of licensing methods

1) If it is necessary for Party B to engage in dangerous operations, it shall inform the project contractor before the construction, apply for and obtain the construction permit form, which shall be posted on the construction site

A second copy of the construction permit and the first copy of the permit shall be filed with the security unit in the plant before construction.

2) Before engaging in dangerous operations, the security management personnel of Party B or the person in charge of the site shall inspect the work site and confirm that there is no hidden danger before the construction personnel

The operation may begin.

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Seven, clean room construction management provisions

1. Rules for entering clean room:

1) To enter the clean room, you must wear clean safety shoes and shoe covers, and wear a hard hat.

2) The personnel shall enter and exit from the designated isolation area by virtue of the clean room badge. It is strictly prohibited to enter and exit through the closed door or other places.

3) It is strictly prohibited to use other people’s work cards to enter.

4) Materials and appliances can only be brought in after the inspection permit, and the materials and appliances should be kept clean and free of oil.

5) Bring in unauthorized tools or materials.

6) Materials must go through special channels.

7) In the highly clean stage, special gloves need to be worn in the clean room.

8) In the highly clean stage, all areas of the clean room need to wear clean room protective equipment in accordance with the standard.

2. Civilized construction;

1) Trash cans and collection boxes should be placed in the FAB area for everyone to use.

2) The materials should be packed independently. Before entering the clean room, the outer packaging must be removed in the designated area outside. The packing boxes should be cleared away in time and put into the dustbin.

3) Materials shall be stored in the designated area and stacked neatly, with good identification.

4) No broom should be used for cleaning in clean room, but vacuum cleaner should be used (daily cleaning).

5) The operations that produce dust in the work, such as drilling, should be cleaned with a vacuum cleaner in time.

6) HEPA filter vacuum cleaner must be used for cleaning operations.

7) The garbage generated in the operation should be collected in time.

8) Clean up the working area after the work is finished.

9) All refuse and scrap materials must be removed from the site on the same day.

10) Keep items stacked neatly.

11) No smoking in the factory

12) No drinks or food.

13) No urinating or spitting.

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3. Clean room operation requirements:

1) The construction of clean room shall be applied for in advance, and shall not expire.

2) The ladder, especially the working surface, must be wiped clean before entering the clean room.

3) Once the working platform is dirty, it should be cleaned out of the clean room immediately.

4) The unpainted pipe should be placed on the overhead board, not on the ground.

5) Polluting operations (such as drilling, grinding, cutting, etc.) must be applied for, approved, and can only be carried out after taking protective measures.

6) The pollutants and debris generated in the operation should be isolated by temporary walls.

7) No cutting processing can be carried out in the clean room.

8) A shed should be set up for isolation in hot work.

9) Gas cylinder with plastic wrap, fixed placement.

10) Wire insulation overhead (at least 2m).

11) It is forbidden to block the channel, and ensure that the channel is smooth and clean at any time.

12) It is forbidden to open any emergency entry and exit unless it is an emergency.

13) Prefabricated gas cutting or welding should be done outside the clean room.

4. Pipeline safety:

1) Only thick diameter purified gas and general gas stainless steel pipes and wire slots can bear weight.

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2) PVC pipe, plastic pipe, dangerous chemical pipe, fine diameter stainless steel pipe and other pipes are prohibited to tread on and cling to.

3) Do not step on the ventilation filter net.

5. Ground/wall protection:

1) Wheels for moving shelves and other wheels in use should be wrapped with licensed tape to prevent scratches on the floor.

2) Protective covers will also need to be added to the legs of the step ladder.

3) Replace the tape that wraps the wheels if it gets dirty.

4) Replace the tape on the wheel if it is damaged or lost.

5) Protective leather or plastic pads should be placed under ladders/moving platforms when they are placed on the ground.

6) When the construction area, materials and tools are placed on the ground, protective leather or plastic pads need to be laid underneath.

7) Take protective measures to prevent oil stains from contaminating the floor of the clean room.

8) Do not place any materials or tools near the wall of the clean room, and keep a distance of more than one meter.

9) When using tools or materials to transport, the item must be completely off the ground, and is not allowed to drag on the ground.

Viii. Other Requirements:

1. “Ten inaccurate” construction site

1) Do not wear safety helmet, do not enter the site.

2) No entry to the site after drinking alcohol or with children.

3) Vertical transport such as derrick is not allowed to take people.

4) Slippers and high heels are not allowed to be worn to work.

5) Formwork and perishable materials are not allowed to be used as scaffolding, and no roughhouse during homework.

6) The power switch is not allowed to use a brake, untrained workers are not allowed to operate machinery.

7) No protective measures are not allowed to work at altitude.

8) Hoisting equipment is not allowed to be hoisted without inspection (or test hoisting), and no one is allowed to stand below.

9) No smoking is allowed in the woodworking site and the fire protection zone.

10) All kinds of materials at the construction site should be classified and stacked neatly, so as to achieve civilized construction.

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2. Ten safety technical measures

1) Use the “four treasures” (safety hat, safety belt, safety net, leakage protector) according to the regulations.

2) Mechanical equipment protection device must be complete and effective.

3) Hoisting equipment, such as lifting equipment, must be equipped with anti-position devices. It is not allowed to operate with illness, overload operation, and maintenance in operation.

4) Erection of electric wires, the lines must comply with the regulations of the local power bureau, electrical equipment must be all grounded to zero.

5) Electric machinery and electric hand-held tools should be equipped with leakage tripping devices.

6) Scaffold material and scaffold erection must meet the requirements of the regulations.

7) All kinds of cables and equipment must meet the requirements of the regulations.

8) There must be protective measures for the delivery ports, elevator ports, reserved ports and passageways of projects under construction.

9) It is strictly prohibited to wear high heels, slippers and bare feet into the construction site area, and it is not allowed to wear hard soles and slippery shoes with nails when working at altitude.

10) Dangerous places such as cliffs and steep ridges on the construction site should also have warning signs, and red lights should be warned at night.

3. Six disciplines of production safety

1) Entering the site, you must wear a hard hat, buckle the hat band, and use personal protective equipment correctly.

2) two meters above the height, the suspension operation must do a good job of safety measures, must wear a good safety belt, buckle the safety hook.

3) When working at high altitude, do not throw materials and tools and other objects up or down.

4) All kinds of electromechanical equipment, must be reliable and effective safety grounding and lightning protection device can be started to use.

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5) Those who do not know electrical appliances and machinery are strictly prohibited from using and playing with mechanical and electrical equipment.

6) Non-operators are strictly prohibited to enter the hoisting area, the crane must be in good condition, and no one is allowed to stand on the vertical bottom of the rod.

4. Fire prevention notice

1) Open flame shall not be used arbitrarily without approval on the construction site.

2) Welding operations must strictly follow the “ten no burning” regulations.

3) Smoking is strictly prohibited in inflammable and explosive places and prohibited areas such as paint room, wooden shed and dangerous goods warehouse.

4) Non-electricians are prohibited to install and connect electrical appliances and pull wires without authorization.

5) It is prohibited to use non-productive electric heating, kerosene stove and other open fire appliances without authorization.

6) Fire equipment is not allowed to be used for house use, no piling around, keep the road unblocked.

5. “Two connections”, “three nots” and “five necessities”

1) Two-way: the construction site sidewalk is unblocked;The access of units and residents along the site is unimpeded.

2) Three None: there is no pipeline accident during construction;No major casualty accidents during construction;The roads around the construction site are smooth and there is no standing water.

3) Five must:

> Construction areas and non-construction areas must be strictly separated.

> Construction site must be listed construction, management Pekka on duty.

> The construction materials must be stacked in order.

> Cleaning facilities must be clean and civilized.

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Annex 2:

Safety Penalty Notice

Name of unit:	Responsible person:

Unit to be penalized:	Amount of penalty:

Basis for applying for penalty:

Applicant: Date/month	Opinions of Party A’s Safety and Quality Supervision Department: Signature: Date/month

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Attachment 3:

Safety is punished with fine rules

Note: Every employee of Party B shall conscientiously carry out safety management regulations when entering the construction site.If they fail to do so, Party A will punish them

In the form of execution. The following words: Description of violation, responsible person, RMB value, means that when Party B receives the notice, it shall pay in cash immediately, no later than 22:00 of the same day, and pay twice as much the next day or in the form of deduction of project payment. The penalty for repeated violations by the same person and the same site shall be doubled and the site shall be cleared.

Under any of the following circumstances, the project department and Safety and Quality Supervision Department of Party A shall propose, and the engineering management department and Purchasing Department shall evaluate, the subcontractor shall never be employed:

1) Production safety accidents caused by disobedience to safety management, illegal command and brutal construction;

2) Poor safety management, which cannot be improved after repeated punishment by the project department;

3) Threatening the project department by withdrawing people and removing sites for various reasons;

Description of security violations	Responsible person	Fine (yuan)
1. Safety management
No safety construction scheme, technical measures, safety technology disclosure	Party B’s on-site person in charge	500 and stop construction
The scheme adopted has not been approved and violates the safety technical measures scheme	Party B’s on-site person in charge	500 and stop construction
Large mechanical equipment, facilities without notice installation, demolition	Party B’s on-site person in charge	500 and stop construction
The machinery and tools have not been accepted for use	Party B’s on-site person in charge	500 and stop construction
Failure to apply for the required dangerous work permit	Party B’s site person in charge	500 and stop construction
The temporary demolition of safety protection facilities has not been applied for	Party B’s on-site person in charge	200
No supervision and warning signs after removal of safety protection facilities	Security officer of Party B	200
Failure to disclose or inform the source of danger before the shift	Safety officer of Party B	200
Failure to attend a security meeting on time	Security officer of Party B	200
Failure to attend or assign someone else to conduct a site safety inspection	Party B’s safety officer	200
Prevent or prevent workers from participating in safety training and other safety activities.	Party B’s safety officer	200
Did not attend the Daily Safety Shift Meeting, Safety Education Conference, Safety work Exchange Meeting.	Employee himself	50
Allow unlicensed personnel to perform special operations	Security officer of Party B My own employee	200 100
The civilized living and environment of the team are not executed according to the regulations	Security officer of Party B	200
Two, personal protective supplies
Not wearing a hard hat, not wearing a jawband, defacing the hard hat, sitting the hard hat on the ground, using the safety hat as a weapon in a fight, etc.	The employee himself/herself violates any of these	50
Do not wear safety shoes, grinding cutting and other operations requiring eye protection do not wear safety glasses	Employees themselves	50
Do not wear a mask for dust work	Employees themselves	50
Do not wear earplugs for noisy work	Employee himself	50
Improper use of personal protective equipment: such as using a hard hat to hold water	The employee himself	50
Do not wear gloves in operations where gloves are used, such as in rotating mechanical drilling machines and silk pullers	Employee himself	50
Use a harness to hang, bind pipes, heavy objects.	The team leader	200

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Three, high work
Climbing 2 meters above the altitude of the operation did not first hang up the safety belt	The employee himself	200
Use substandard or unaccepted scaffolding	Safety officer of Party B	200
After the mobile scaffold position is fixed, the casters are not applied to the brakes.	Ground staff	50
The scaffold working layer is not full and the paving plate is not tied and fixed. The probe plate is used	Team leader	100
Use a single ladder against the wall ratio of more than 1:4 and unmanned escalator or escalator personnel walk away without authorization	Employees themselves Escalators	100 each
Use single ladder or A-ladder to work at the first and second level	Employees themselves	100
No assigned escalator	Crew leader	100
Work standing 2 meters above a ladder without wearing a seat belt	Employee himself/herself	200
Four, hot work
Use invalid pyrotechnic certificate or do not apply for pyrotechnic certificate	Squad leader	200
Not equipped with qualified fire extinguisher during hot work	Crew leader	100
No full-time fire monitor is set up during hot operation	Team leader	100
When working in hot fire, inflammable items around the fire point are not cleaned up or protection is not carried out outside the hole in the wall and under the hole in the floor	Employees and fire supervisors in open fire operations	100 each
Use a leaky air pipe for gas cutting or gas welding	Open fire operation staff and fire monitor	100 each
Welding or cutting near flammable material above, without taking precautions against spark sputtering.	Employees and fire supervisors in open flame operations	100 each
Do not use the correct electric welding mask or gas welding glasses when applying welding	Open fire working employees	100
Do not clean up after welding, observe the situation around the fire point	Open fire operation staff and fire monitor	100 each
The distance between oxygen and acetylene cylinders is not 7 meters	Open flame operation staff	100
Gas cylinder and open flame work less than 10 meters apart	Employees working with open flame	100
Acetylene bottle not upright or upright not set anti-lodging fastens	Employees working with open flame	100
Open flame operators operate without a license	Safety personnel of Party B	200
Five, lifting operations
No lifting operation permit has been applied for	Crew leader and safety officer	200 each
Command staff operating without a license	Security officer of Party B	100
Use a defective lifting tool	Crew leader	100
Stand above or below a dangling weight	The employee himself	100
Use lifting gear that has not been tested to pass muster	Safety officer of Party B	100
No safety warning fencing of the lifting operation area	Safety officer of Party B	100
When lifting, a safe ground condition is not maintained	Safety officer of Party B	100
Failure to lift equipment in designated area	Safety officer of Party B	100
Failure to use the personal safety equipment provided on the site	Employee himself	100
Six, electrical work
Operate without a license or with expired certificates	Safety officers and operators	100 each
Do not perform lock-in/calibration procedures after live work or power outage	Squad leader	100

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Step on the wrong side of the work	The employee herself	100
Short circuit without carefully checking the closing after wiring	Squad leader	100
Maintenance electricians are not responsible for maintenance, resulting in short circuit and production suspension	Maintenance electrician	500 and do exit treatments
Without using a plug, insert the copper wire directly into the outlet	The employee himself	100
Use a bad outlet, plug	Maintenance electrician	100
Live temporary cables are not suspended for use, especially in wet conditions, and run the cables through water	Crew leader Maintenance electrician	100 each
Electric machinery and tools are constantly charged after use	Operator	100
Temporary cable not used overhead	Safety officer of Party B	100
Seven, civilized construction
Misplacing materials and equipment	Crew leader	100
The construction site is chaotic and the material is not clear after completion	Team leader	100
Materials or equipment are placed at passageways that affect escape paths.	Squad leader	100
Littering	The employee himself	100
Work without cleaning up the resulting trash at all times	Team leader	100
Throw items or trash high or upstairs	The employee himself	100
Store materials on mobile scaffolding or platforms	Crew leader	100
Store chemicals or materials in non-regulated areas	Squad leader Custodian	100 each
Materials placed in front of the electrical box inspection channel, affect the electrical box inspection	Team leader	100
Viii. Others
Construction site roughhouse, do not abide by labor discipline	Violator	100 each
Construction site fights and brawls	Offending employee	1000 each And do the exit treatment
Bring food or drinks to the construction site for consumption	The employee himself	100
Drinking alcoholic beverages during or before work or overtime	Violators	500 and do exit treatment
Smoke in non-smoking areas	Violators	100
Defecating in public	The employee herself	100
Work with insufficient light or poor ventilation	Team leader	100
The “Notice of Safety Hidden Danger” issued by the overdue rectification	Cooperating party safety officer	1000
9. Other violations not listed in the description will be punished according to the seriousness of the circumstances	Violators	1000

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Attachment 15 Quality Agreement

Party A: China Electronic System Engineering No.4 Construction Co., LTD

Party B: Jiangsu Huhu Electromechanical Technology Co., LTD

In order to ensure the quality of the project conforms to the national acceptance standards and deliver the qualified project, both parties agree to sign this Construction Quality Agreement through negotiation.

As one of the annexes to the subcontract of the project, it has the same effect as the contract, and both parties shall strictly abide by it.

1. Party A’s Responsibilities

1. Before the construction, Party A shall make technical disclosure or special construction plan for the construction procedure and shall make such disclosure to Party B’s responsible person and construction personnel

Disclose, supervise and make the first piece, which shall be used as the standard of the process after receiving and confirming the experience.

2. The welders on the approach shall be assessed, and the operation cards shall be issued to them after they are qualified, and the welding specimens shall be kept.

3. Discover quality problems in time, put forward the Quality Rectification Notice, and supervise Party B to complete the work within a specified time.

Ii. Responsibilities of Party B

1. The construction shall be carried out in strict accordance with the construction specifications, design drawings and requirements of the owner and supervisor, and shall comply with the technical disclosure of the engineer

Construction scheme.

2. The purchased materials shall be submitted for examination and confirmation in advance, and then purchased. The materials must be submitted for inspection before they can be used.

3. Timely rectify the quality problems proposed by Party A, and close the rectification order issued as scheduled.

Iii. Reward Provisions:

1. The Project Department shall give to Party B and individuals with good quality in strict accordance with the drawing design and the requirements of the owner and the construction practice specifications

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Commendation and reward;

2. The reward method and amount shall be determined by the project department according to the construction highlights of Party B on site.

Iv. Punishment Provisions:

1. Party A shall have the right to give corresponding penalties to units and individuals that fail to comply with the requirements;The penalty standards shall be in accordance with “Quality” in the attached table

The punishment Rules shall be executed according to the corresponding provisions. The contents not listed in the table shall be punished according to the specific circumstances;

2. Party B who refuses to comply with the rectification, repeatedly has the same quality problem, and has serious gap with the first confirmed standard shall be doubled

Punishment.

3. Violators must pay the fine in full before 20:00 on the same day, and those who don’t pay the fine on time will be deducted twice from the project money

In addition.

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V. The penalty on Party B in the Company’s “Quality Reward and Punishment System” is as follows:

1. The Project department shall impose a penalty of RMB 2000 ~ 10000 on Party B for any of the following problems and issue a Quality Penalty Notice.

The fine shall be paid in cash, and if Party B fails to pay within the time limit, double deduction shall be made from the subcontracted project payment of the current month.

> Those already in use on the project;

> those with serious quality problems;

> Quality problems involving process concealment and affecting the construction of the subsequent process require immediate rectification but cannot be completed within the specified time Rectification is effected.

2. Those who purchase fake materials for use in the market shall be fined more than 10,000 yuan.

3. In case of quality accident, compensation and punishment shall be given according to the size and consequences of the loss caused.

4. In case of any of the following situations, the project department and the Safety and Quality Supervision Department shall propose the case, and the Project Department and the Contract and Purchase Department shall evaluate it;

Party B shall be listed as never to be employed.

> If a major quality accident occurs and causes heavy economic losses to the Company;

> Those that have suffered major damage within the Company;

> Disobey management and serious quality problems occur several times;

> threatening the project department with fines for quality, such as removing people and withdrawing sites

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Attached Table 1:

Quality Penalty Rules - Electromechanical

Serial number	Present image	Violation 1 case
one,	Material approach
1	Entry materials are not used for inspection	1000
2	The materials purchased do not conform to the sample	500
3	Equipment and main material material, brand, important parameters are inconsistent with the design and contract	1000
Two,	Bracket making and installation
1	The end of the support and hanger is cut without grinding and anti-corrosion installation	100
2	Support hanger gas cutting and weld cutting bolt holes	100
3	The support and hanger are not painted and installed	100
4	Bracket material specifications are smaller than atlas or design-specified standards	500
5	The heat pipe is mounted by screw hanging	300
6	Boom expansion bolt loose or casing exposed	300
7	The air duct system has been insulated without anti-rocking support	500
8	The reinforced plate connecting the pipeline through the floor slab is not connected with the steel support or has no effective support	300
9	Use rope, wire, or wire, etc. as hangers	200
Three,	Welding operations
1	The welder has no valid certificate/valid certificate did not perform the exam or failed the exam construction	1000
2	The weld is not transparent, the molding is too poor, and the height does not meet the requirements	100
3	Direct arc welding is required for argon-connected pipes	500
4	Stainless steel welding with argon gas protection does not meet the requirements of serious oxidation	300
5	Stainless steel pipes are welded without argon gas protection	500
6	Stainless steel welds are not pickled or sanded	100
Four,	Plumbing major
1	Stainless steel pipes below DN200 are not constructed with band saws and beveling machines	1000
2	Failure to groove the mouth of the pipe for welding as required	200
3	Rubber or metal soft joints are fixed or stretched without support before installation, resulting in deformation under stress	500
4	Non-metallic pipe support installation does not meet the requirements leading to pipe subsidence and deformation	500

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5	Install pipes without removing rust and painting them	300
6	No cold bridge measures are taken for piping through floor brackets	300
7	Do not weld the inside of the flat welded flange	100
8	PVC pipe construction does not draw the installation line and inspection line	300
9	Fastening bolts less than the specified standard or using screw instead of bolts	300
10	Different materials of pipe directly welded connection	200
11	The pipe through the basement outer wall sleeve has not done waterproof sealing, through the roof without rain leakage measures	500
12	Steel sleeve steel directly buried steam pipeline outer guard pipe has not been tested for pressure	500
13	Steam and hot water pipes are not installed with fixed supports, slide the support	500
14	Pipes that alternate between hot and cold water are not equipped with fixed supports as required	500
15	Pipe valves and fire sprinklers were not tested as required before installation	300
16	Plastic piping is laid without expansion joints installed as required	200
17	The condensate outlet hose of the device is deflated, the pipe slopes, and the condensate drainage is connected to other pipes	200
18	Buried pipe elbow, tee, valve is not in accordance with the requirements to do support foundation, tamper Solid pipe bottom, backfill construction	1000
19	Heat pipe and cable spacing is less than a safe distance	1000
20	Tubing through fire/explosion zone is not sealed	500
21	No water seal is set for the drainage of the air conditioning equipment or the height of the water seal cannot meet the requirements	300
Five,	Ventilation specialty
1	Spring clip length batch does not meet the requirements, installation spacing is not correct	300
2	Spring clamp, corner code batch thickness is not enough	500
3	Common plate flange air pipe package Angle batch do not knock	300
4	Insulation air duct through the floor bracket does not take anti-cold bridge measures	300
5	Use a non-combustible material as a gasket for the smoke exhaust duct	1000
6	The air duct and static pressure box are not reinforced in accordance with the specifications	300
7	Adopt the form of cutting edge and edge splicing to open and connect tee on site	500
8	No sealing measures have been taken between the point where the air duct in the return air duct passes through the wall panel and the hole of the wall panel	200
9	The vent outlet soft joint is out of position by more than 30mm	200
10	Screw air duct opening horse mouth does not use finished tee	300
11	The thickness of the air duct plate is less than the national standard or the galvanized layer is not enough	2000
12	The wrong connection of the air pipe/directly block the reducer without the reducer at the reducer	300

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13	No measures have been taken to prevent rainwater from entering the roof common plate flange air duct and flowing back into the room	500
14	The air pipe flange and air valve are installed in the wall	300
15	No rain prevention measures have been taken where the outdoor air duct passes through the wall and roof	300
16	The air pipe flanges and soft joints in the explosion-proof area are not made to cross ground wires, and the two ends are not Connect with the grounding main line	500
17	The insulation air duct bracket is not insulated from the air duct	200
18	The distance between composite air duct supports and hangers does not meet the specification requirements	200
19	High pressure and negative pressure air pipes use hoses without wire support	200
20	There is no support hanger within 300mm from the horizontal pipe to the soft joint, which causes the air pipe to sink and the soft joint to suffer force	300
21	The distance from the fire valve to the wall is greater than 200mm, leakage or installation direction is wrong	300
22	The derrick of the equipment is lax and bent without force, the nut is incomplete and not fastened, and the end is not double-nut	200
23	The equipment is not fixed connected to the foundation, the base of the equipment is not installed in accordance with the design requirements of the vibration absorber	200
24	The fan coil is not level and there is debris in the stagnant water tray	100
Six,	Electrical major
1	The main grounding line of the system of the transformer or distribution cabinet is not connected or has bad contact before power transmission	500
2	Metal hose into the box transformer or high voltage cabinet, armored cable steel tape is not grounded	300
3	Cabinet cables are fastened without torque wrench and no fastening mark	300
4	Electrical connection nuts such as bus bar, bus bar and wire nose are loose and not tight before power transmission	300
5	The cabinet has been powered off without fire blocking	500
6	PE row N row multi-strand soft copper wires in the power distribution cabinet are connected without tin washing	300
7	Trim the thread nose and cut the core thread	200
8	Mixed strong and weak cables are laid	500
9	Severe cable damage caused by improper construction	1000
10	Elevators, emergency lighting, fire power, etc., are not using cables as required	1000
11	Bind fixed wire tubes with wire, wire, etc	200
12	Single core AC wire is run separately through a single metal wire tube or metal hose	200

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13	The cables and wires entering the box-type transformer are not fixed, and the safe distance between them and the high-voltage part is not up to standard	300
14	The first and last ends of the sent bridge are not connected with the grounded main line (there should be no less than 2)	200
15	Non-galvanized metal bridge, no straddle ground wire at the trough joints, and no claw for connecting screws Pad, the connection position is wrong, the cross section of the ground span wire is less than 4mm2	200
16	There is no expansion joint and grounding wire for the bridge in the expansion joint or settlement joint of the building	200
17	The bottom of the buried pipeline is not tamped and backfilled as required	300
18	There is no temporary waterproof and dustproof protection for closed bus bars when storage and installation are suspended Or temporary protective measures are damaged	300
19	No electrical connection is available at the connection of explosion-proof pipe or hose wire buckle	300
20	The air pipes and pipelines in the explosion-proof area/pipelines, valve groups and soft joints conveying inflammable and explosive media are not made to cross ground wires, and the two ends are not connected with the ground trunk	500
21	The conductive part in the cabinet is exposed without protective measures	300
22	Thread nose contact surface between the clamp gasket, insulation mark, heat shrink tube, small thread nose or root warping and other reasons caused by non-fit	200
23	No water blocking weir and fire blocking are done at the place where the bus bar, bridge or cable trough crosses the floor	300
24	Electrical systems and equipment lack protective measures where they need to be protected	300
25	Outdoor bridge, trough box into the indoor before not taken rainwater irrigation measures	500
26	Anti-static floors, epoxy floors, etc. are not grounded as required	200
27	The fire module is not set in the dedicated module box	200
28	Integrated cabling cables from outside the building into the building without surge protectors	300
seven	Insulation
1	Use splicing of materials less than 300mm wide	200
2	Rubber and plastic insulation of air pipe/low-temperature pipe is not brushed with glue, dust and debris are not cleared before brushing	300
3	Air duct glass wool/rock wool insulation without insulation nails, flange and reinforcement Angle on both sides of no long insulation nails	500
4	The pipes and air pipes in the wall casing have not been insulated	300
5	Insulation and protective layer material, thickness, bulk density, brand and requirements do not meet	300
6	Outdoor pipe insulation metal protective layer against water lap and cover using embossing method (glass wool insulation material)	300
7	There is a gap between the low temperature pipe wood holder and the insulation rubber and plastic	200
8	The flange belt thickness is less than 80% of the air duct insulation thickness	200
9	Air conditioning duct/low temperature pipe insulation material is not applied to the root of the flange, there is a vacancy	200

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10	The system main pipe and parts, accessories insulation is missing	300
11	Steam pipe, equipment, accessories outside the insulation layer temperature above 60°	300
12	Lead rods, wire tubes, etc. pass through the insulation layer	300
eight	Clean decoration
1	The roof of the top wall structure has no lifting point and no connection	500
2	Non-standard plate blind plate specification is smaller than the keel reserved position	300
3	No medium aluminium is set between the top plate/wall panels or the medium aluminium shortage exceeds 200mm	200
4	The FFU keel has no lifting point within 300mm around the column	500
5	Epoxy coating construction and PVC bonding/welding below allowable construction ambient temperature	300
6	Expansion bolt mounting sleeve exposed or loose and sinking	300
7	The keel end boom is greater than 300mm from the keel end	300
8	Set a secondary lift on the air duct hanger as the lifting point for the top plate	300
9	FFU keel severely uneven	500
10	Blind plate deformation and air leakage	200
11	There is no effective fixation at the pressure partition wall of the ceiling plate	300
12	The top panel is degummed, cracked, sunk and deformed	500
13	Clean indoor wall panel, roof cut not collected edge rock wool exposed	200
14	Top plate/wall panels cut through the bezel, and no reinforcement measures have been taken	300
15	Epoxy ground bubble, tumor serious	200
16	Failure to adjust the mix or fit according to the acid and base conditions of the environment used The ratio does not meet the requirements of corrosion resistance	300
17	The copper foil is not connected to the ground terminal (solder, bolt crimping, conductive adhesive bonding) The real or detected value does not meet the design requirements	300

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Quality Penalty Rules - Civil and Structural

Serial number	Problem Description	Violation 1 case	Remarks
one ,	Basic engineering
1	Earthworks
(1)	Wrong excavation, not according to the requirements of the plan disclosure, or not according to the cleaning of the foundation groove	300
(2)	Fill sampling falsification, tamping times are not enough, excessive layer thickness, stay croucher does not meet the requirements, the base does not clean up debris and soil contains debris	500 ~ 1000	Rework in severe cases
(3)	Improper mix ratio of lime-soil foundation and sand-stone foundation, unqualified sampling	1000 ~ 3000
(4)	Without taking measures to dewatering before excavation	300
(5)	The water is not cleared before the foundation pit backfilling for backfilling	300
(6)	The construction of deep foundation pit is not carried out in accordance with the expert argumentation scheme	5000
(7)	The excavation is not carried out in accordance with the principle of “slotted support, support before digging, stratified excavation, no overdigging”	1000 ~ 5000
2	Pile foundation works
(1)	The deviation of pile position exceeds 50mm and the deviation of guard cylinder exceeds 20mm	300
(2)	Pile position without checking before drilling is directly constructed	500
(3)	End bearing pile hole bottom sediment more than 50mm, friction pile hole bottom sediment more than 100mm without secondary hole cleaning for perfusion	1000 ~ 5000	Rework in severe cases
(4)	After excavation, it is found that the pile head overfills or underfills leakage tendons	500
(5)	The catheter is not clean before perfusion, the connecting part is not sealed ring, the depth of the catheter buried is more than 6m of the concrete surface, the concrete pouring is completed, the catheter is not washed in time or is not clean	300
(6)	A welder for making steel cage is employed without a license and engaged in welding business without passing the examination	300
(7)	Reinforcement cage binding loose, reinforcement is not neat, cage length, cage diameter, main bar spacing The space between stirrup bars does not meet the requirements of the drawing design specification	200
(8)	Mud specific gravity, sand content, viscosity index deviation is too large, resulting in hole collapse	500
(9)	The collapse degree of concrete is not detected before concrete pouring	200
(10)	The concrete is not filled with a large hopper in the primary irrigation, and no water insulation embolism is placed	500

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(11)	The steel cage under the bottom without cutting the steel cage	500
(12)	The aperture and depth of the hole do not meet the requirements of the drawing design, and the deviation exceeds the permissible deviation range	300
(13)	Not feeding in accordance with the mix ratio during the construction of lime soil compacted pile	500
(14)	The lime soil compaction pile is not backfilled and rammed layer by layer, and the thickness of each backfilling, number of falling hammer and height are not implemented according to the scheme	500
(15)	Strong tamping point spacing, falling distance, tamping number does not meet the construction requirements, resulting in ground uplift or churning	500
(16)	When the dynamic compaction encountered winter rainy season construction, did not timely remove snow, rain, frozen soil construction	300
(17)	PHC pile body bending deformation, crack, strength, pile diameter, wall thickness is not enough to continue to use design requirements	500	Exit treatment
(18)	The deviation of PHC pile position exceeds the allowable deviation range of design	300	Rework in severe cases
(19)	Large deviation of PHC pile perpendicularity	200
(20)	PHC pile to pile end plate not cleaned for welding before welding	200
(21)	PHC pile-to-pile end plate welding quality is poor or not yet welded, welding slag is not cleaned after welding, and anti-corrosion and rust treatment is not carried out	200
(22)	When PHC pile is pressed, the top and bottom piles are not in the same axis, resulting in eccentricity or pile body fracture	200
(23)	PHC pile sinking depth does not meet the design requirements, and no measures have been taken	500
(24)	Failing to fill and grouting in time as required after grouting of high-pressure rotary jet pile is completed	300
(25)	The water-cement ratio of high-pressure rotary jet pile is not proportioned according to the design requirements	1000
(26)	When the solidification body of high pressure jet grouting pile has strength requirements, the grouting or return is used For filling and grouting	500
(27)	The high pressure jet grouting pile is not cleaned in time after the completion of grouting, resulting in the grouting pipe and nozzle plugging	200
(28)	Steel sheet pile is not constructed according to the designed construction scheme	1000 ~ 5000
(29)	The steel sheet pile lock has not passed the test for direct construction	300
(30)	When steel sheet pile is long, the adjacent joints are not staggered and welded	300
(31)	The steel sheet pile cannot be closed when tilted and no other measures are taken	500
two	Main project

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1	Masonry works
(1)	Brick, mortar and other main material strength, label and so on do not meet the design requirements	1000	Rework in severe cases
(2)	The age of autoclaved air filling block is less than 28 days for construction	500
(3)	Masonry horizontal joint, vertical joint mortar fullness is seriously insufficient, and even appear false joint, blind joint, transparent joint	200
(4)	Do not stay in accordance with the requirements of the code	200
(5)	The masonry ash joint exceeds the standard, the masonry is uneven, the masonry wall column displacement or tilt, wrong platform; The ash joint and the flatness and verticality are seriously out of standard	200
(6)	Reserved holes do not meet the requirements, the location is wrong	200
(7)	The reinforcement of the constructional column is not encrypted, the stirrup is leaky and tied, the reinforcement of the constructional column is not connected with the top planting reinforcement, and the number of planting reinforcement is lack	200	Rework in severe cases
(8)	Door and window wood brick production, anticorrosion, fixed, spacing does not meet the requirements	100
(9)	Masonry, mortar and concrete do not use weight ratio, there is no pound, not according to the ratio of construction	300
(10)	The processing and binding of the stirrups of concrete columns and beams with seismic requirements have not made 135 degree two-way bending hooks, and the flat part is insufficient	100
(11)	The omission of the knot reinforcement or the insertion of the back reinforcement practice fraud	200
(12)	Dry brick on the wall or brick on the wall with serious missing edges and less corners	200
(13)	Group building method is wrong, resulting in through joints, or vertical joints up and down staggered spacing less than 1/3 block length, the end has less than 1/3 block length of the block on the wall	100
(14)	The wall masonry is built to the top at one time, and the top is blocked without the wall self-settling time interval	1000
(15)	The wall top sealing is not constructed according to the atlas and specification requirements, which does not meet the requirements	1000	Rework in severe cases
(16)	The hollow concrete blocks in the basement have not been filled with grout	500
(17)	The construction column or core column is not set in the hollow concrete block according to the design and specification requirements	500
2	Scaffolding works
(1)	The construction plan is carried out without approval	1000 ~ 3000
(2)	The construction of high support die is not carried out in accordance with the expert demonstration scheme	5000 ~ 10000	Rework for severe cases
(3)	The use of pipe rack and fastener is inconsistent with the construction plan	500
(4)	The spacing between horizontal and vertical rods does not meet the requirements of the construction scheme or specifications	300

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(5)	The sweeping rod and scissors brace are not set up according to the construction plan	300
(6)	The form of pipe joint is wrong or the distance between the fastener and the end is not enough	300
(7)	Fastener bolts are not tightened or fail to reach the specified torque	200
(8)	The position of the pipe joint is not staggered from each other according to the provisions	200
(9)	The sweeping rod is removed first when the mold is removed	500
(10)	The foundation is not hardened and no drainage ditch is set up before the erection of scaffolding	1000
(11)	The outer frame is connected to the inner frame	500
(12)	The outer frame is installed later than the inner frame, and the height of the outer frame is lower than the height of the inner frame	1000
(13)	The height of more than 24m floor-to-ceiling steel pipe scaffolding, cantilevered scaffolding, portal type Scaffoldings, hanging baskets and unloading platforms for which no special plans have been prepared	1000
3	Formwork
(1)	The thickness, bearing capacity, reinforcement method, stiffness and stability of the template do not meet the load requirements, and the construction scheme is seriously inconsistent	1000 ~ 5000
(2)	Beam and plate span ≥4m without arch	200
(3)	The deviation of beam and column axis exceeds the allowable deviation of the code	200
(4)	The elevation deviation of beam and plate bottom die exceeds the allowable deviation of the code	100
(5)	Beam, column geometric size deviation beyond the allowable deviation of the code	300 ~ 5000	In severe cases, return to factory for disposal
(6)	The contact surface between the formwork and concrete has not been cleaned up and has not been coated with isolation agent	500
(7)	Leaking at the joint of the formwork	200

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(8)	Before concrete pouring, there are sawdust, wood fragments, water and other uncleaned formwork memory	200
(9)	Embedded parts fixed on the template, reserved holes have omissions, allowing deviation beyond the requirements of the code	300
(10)	The support and removal of the post-cast belt formwork are not required by the installation construction scheme	1000
(11)	Side die removal damage concrete surface and edges	100
(12)	No demolishing report for demolishing operation	5000
(13)	The mold is not dismantled in accordance with the principle of “support before removal, support before removal”	1000
(14)	The spacing between threaded screws is too large	200
(15)	There are waterproof requirements for the thickness of the threaded screw water stop does not meet the requirements of the design and construction specifications	300

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4	Steel bar fabrication and installation process
(1)	The type and quantity of reinforcement do not meet the requirements	500 ~ 3000
(2)	Reinforcement anchorage, lap, welding, mechanical connection, bending does not meet the design and construction requirements	200
(3)	The stirrup in the core area of the beam and column is not encrypted according to the regulations, which seriously affects the aseismatic structure requirements	100 ~ 500
(4)	The water stop plate is not welded	200
(5)	Fire pool, basement and other steel bars are not tied	100
(6)	Rebar binding leakage binding, loose binding	100
(7)	The main tendon is misplaced or leaked	300
(8)	The cushion block is too little, resulting in no protective layer of the beam, or the rubber band on the board sagging seriously	100
(9)	Chemical planting reinforcement anchorage length is not enough, planting reinforcement effect is poor	200
(10)	The tension reinforcement of wall masonry shall be set up according to the seismic design requirements	200
(11)	Bar spacing, protective layer, lap length error exceeds the limit, bending is not straight	100
(12)	Welding without license, unqualified welding test or direct construction without welding test	500
(13)	Welding damage to the main bar, cutting groove does not meet the technical requirements	200
(14)	The protective layer is too thin or too thick	100
(15)	The cushion block is too little, resulting in no protective layer of the beam, or the rubber band on the board sagging seriously	100
(16)	Axis offset, bending, edge biting, not welded, welding bag is not Quality defects such as uniformity, porosity, burn, etc	200
(17)	The straight thread mechanical sleeve is connected with the outer leakage buckle exceeding the allowable value	100
(18)	External hanging beams, awning, stair steps and other not reserved reinforcement or after planting bars do not meet the quality Quantity required	200
5	Concrete casting process
(1)	Cast-in-place concrete vibration is not dense, honeycomb, pockmarked surface, hole area exceeds the standard, leakage reinforcement, Slag inclusion, rotten root and other quality defects	100
(2)	The foundation concrete column and beam joint is not dense and not maintained after secondary pouring	100
(3)	Where there is no special plan for large volume concrete pouring, or necessary measures are not taken to crack the surface	1000

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(4)	The section size, axis eccentricity and elevation deviation of beam and column after concrete pouring exceed the permissible range	100
(5)	Adding water without permission to change the strength of concrete	3000
(6)	Large deviation of embedded iron after casting	200
(7)	When pouring concrete for columns, beams and slabs, the construction is not carried out according to the scheme. If the columns are not poured first, After pouring beams and slabs in the order of construction	2000
(8)	Sills larger than 30mm gap without casting fine stone concrete	200
(9)	Failure to leave construction joints in accordance with the required construction specifications	300
(10)	Serious mold run-off or expansion of concrete structure	200
(11)	Not according to the requirements of maintenance or maintenance time is not enough, resulting in a large area of cracking	300
(12)	The distance between the lower bar of the tamping rod is too large, the tamping method does not meet the construction requirements, and it is not changed after reminding	300
(13)	Pouring in rainy days does not take measures to be soaked by water	200
(14)	The receiving surface is uneven, which is more serious than the specification requirements or affect the subsequent process construction	300
(15)	The reservoir is backfilled without water storage test	5000
(16)	Without permission of the design of the load-bearing structure to open holes	1000 ~ 5000
(17)	Cold crouching at the floating slurry is not treated, loose stone is not chiseled, not watered wet	300
(18)	The collapse degree of concrete is not tested before casting	300

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three	Steel structure engineering
1	Steel structure making and installation
(1)	The geometric deformation of the main steel member exceeds the standard	1000 ~ 5000	In severe cases, return to factory for disposal
(2)	Steel structure does not remove rust, basic treatment is poor, not according to the requirements of the coating, fire retardant coating, corrosion thickness is not enough, brushing surface process is poor	300 ~ 1000
(3)	Structural welding, weld length, thickness, bite edge does not meet the standard requirements	200
(4)	Approach materials without inspection report	500
(5)	The bolt leakage is not fastened, and the outer leakage thread is less than two buttons	500

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(6)	Important foundation iron parts, embedded parts, top surface elevation geometric size exceeding the standard, appearance Poor workmanship	300
(7)	High strength bolt uncorrected before finally screwed	200
(8)	The grout at the foot of the column is not dense	200
(9)	The main steel structure connecting plate, stiffening plate, reserved hole position is wrong, the number is missing	200
(10)	High-strength bolts and ordinary bolts are mixed. The level of high-strength bolts does not conform to the design	500 ~ 1000
(11)	The color steel plate is not protected by finished products, causing pollution and damage	200	Rework in severe cases
(12)	Without permission to change the section size and wall thickness of the main steel member without design	5000 ~ 10000	Exit for severe cases
(13)	If the contact surface of the connecting pair is not polished and installed directly, paint the contact surface of the connecting pair the	500 to 1000
(14)	The bolt holes of steel structure are not suitable for gas cutting and electric welding	500
(15)	The welding position of the purlin support plate is inaccurate	200
(16)	If the position of the tie rod is incorrect or omitted, the bolt installation of the tie rod does not install gaskets	100
(17)	The size deviation of door and window opening exceeds the permissible range	200
(18)	The awning frame has uneven welds	200
(19)	Where the strength of foundation concrete does not meet the requirements of design and construction	5000 ~ 10000
(20)	No record of issuance of electrode, improper use of electrode type or not dried for use	500 ~ 1000

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2	Molding steel plate (floor, roof, wall) installation
(1)	Do not meet the requirements of the manufacturer and the standard and the appearance of the poor process, in the construction of damage or deformation of the quality problems	500 ~ 1000	Rework in severe cases
(2)	Those that bump or scratch the board	200	Compensation for the loss of the entire board at the original price
(3)	Self-tapping nail plate is not straight, the outer hole hole is not blocked	100
(4)	The board is not sewn straight	200
(5)	The insulation layer is not tightly pasted, and the construction continues after immersion	500 ~ 1000	Rework in severe cases
(6)	The stud is not welded properly or straight	200
(7)	The mold plate type is not in accordance with the design and sample requirements	200
(8)	The plate has color difference on the wall	200	In severe cases, return to factory for disposal
(9)	Leakage point after the completion of roof waterproof construction	200
(10)	Gutter installation is not straight	200

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(11)	Poor welding quality, not rust treatment	300
(12)	The gutter is not opened or the overflow hole is not set, resulting in rainwater backpouring	500
(13)	After the installation of the door and window wrapping, it is not attached to the purlin and uneven	200
(14)	Wall panel self-tapping nails without spikes	100
(15)	Roof plate self-tapping nail fixed without glue	100
four	Ground and floor works
1	Ground, floor cracks, empty drum, peeling, sand serious	100 / m squared	Over 100 m² rework
2	Rough ground foundation treatment is poor, concrete does not vibrate, the surface of the dry ash	200 / m squared
3	The ground and base of the ground are poorly treated, the installation of the split joint does not meet the requirements, and the flatness, hollow drum and gloss do not meet the standard requirements	200 / m squared
4	There is leakage at the ground or floor drain, and the slope does not meet the requirements of flooding	300
5	The surface of the decorative brick is uneven, flatness exceeds the standard, hollow drum, color inconsistency, uneven laying, joint is not wiped with embedded mortar, uneven gap, pattern meets the design requirements, there are cracks, lack of corrugations, falling corners and other defects	200
6	The floor flatness deviation exceeds the requirements of the drawing design and quality acceptance specification	100 / m squared	In severe cases, rework
7	Stair side not closed edge and do drip line	100
8	The waterproof layer after laying wrinkles, empty drums, warped edges and loose sealing and other defects	100
9	After the foot line paste, the upper mouth highlights the wall thickness is not uniform, the height is not consistent, the upper mouth is not only flat, there are burrs, off the corner, the seam is not straight, the surface is unclean and so on	100

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10	The two ends of the wood joist of the wood floor are not padded and nailed firmly, and the gap between the wall is not less than 30mm, the surface is not straight, with 2m ruler check, ruler and joist The gap between more than 3mm	100
five	Door and window Engineering
1	The production size deviation is large, and the actual measurement is not made on site before production	1000
2	Hardware is incomplete, close to the page single pick slot, gap exceed the standard	100
3	It is difficult to open and use after installation, and it is difficult to correct the deformation	300
4	Aluminum alloy, steel doors and Windows installation fixed point less, fixed not firmly, installation position, direction does not meet the requirements	200
5	The gap and location between doors and Windows and walls are not constructed according to the requirements of the drawings	100
6	Aluminum alloy, steel door and window glass installation, adhesive strip, clip, putty, poor appearance process	200

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7	Fire door opening mode is not correct, door frame is not filled seam or stuffed solid treatment	300
six	Decoration Works
1	Door, window plastering before not vertical hanging line, find the square	300
2	The finishing bricks are not lined, squared or lined before pasting	300
3	Indoor and outdoor plastering flatness, obvious plastering crouching, Yin and Yang Angle vertical, empty drum, partition seam exceeds the standard	100
4	The top of the door window and parapet wall is not pressed as a drip line trough, and there is no expansion joint for outdoor water distribution	100
5	Indoor and outdoor paint spraying, painting does not comply with the requirements of the design code construction	200
6	Surface decoration (such as decorative board, wall, top, ground decoration) is not applied according to the specification	200
7	Plastering operation does not hang the net in accordance with the requirements of the construction code	500 ~ 1000
8	Side keel not stringing before installation	200
9	The side keel is not tightly connected to the wall and has gaps	100
10	The main and secondary keel installation position and elevation deviation is large, the connecting piece is not installed in dislocation	200
11	The boom is not installed straight, warped or deformed	100
12	Over 1.5m boom with no reverse support set, over 3m without a transfer layer set	500

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13	Gypsum board installation, bolt stud distance deviation, uneven layout, spikes not done to prevent Rot treatment is smoothed directly with plaster putty	100
14	Cover panel seams and batten widths are not consistent and seams are not tight	100
15	The dust, dirt, spatter and mortar flow mark on the base is not cleared, the lack of edge less Angle is not repaired directly on the brush paint	300
16	Wood keels that have not been fireproofed prior to installation	300
17	The dust and dirt on the surface of the wood are not cleaned, the gaps, burrs and hatchings are not repaired, not filled with putty and polished with sandpaper	300
18	Dust, oil stains, scales, rust spots, welding slag, burrs, etc. on the surface of the metal surface have not been removed before coating	300
19	The base surface is painted when wet	300

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20	Before the construction, the matrix has dust, dirt, loose, powder, concave and convex, sand and cracks, Yin and Yang Angle is not square, after the construction of the bottom, color is different	300
21	Pasting patchwork seam seam surface is not in the dark or dead corner, there are seams in the Yang corner, not packed corner compacting	300
22	The construction of fine wood has the incorrect size, the surface is not straight and smooth, the Angle is not square, the line is not straight, the exposed nail cap, there is the absence of the peak, plane marks, burrs, hammer marks and so on caved	300
23	The Yang Angle is not used to find the square	200
24	Ceiling layout does not meet the symmetry design principle, the ceiling board corner area is less than 1/3 of the whole board	300
25	Mineral wool sound absorbing board and toilet aluminum plate ceiling on the tuyere, lamps, nozzle, speaker opening is incorrect	300
seven	Roofing
1	The process construction of each layer is not constructed according to the specifications of the drawings	500
2	Roof slope, flood gutter is not correct leakage	300
3	The roof details are rough, the protective layer, the anticorrosive layer process is poor, the length of the coil lap, the thickness of the ointment is not enough, the basic treatment is poor, the corner floor drain treatment does not meet the standard requirements	200	Rework in severe cases
4	The downspout is not firmly installed and the workmanship is poor	300
5	Corner, floor drain treatment does not meet the standard requirements	300	Rework in severe cases
6	Waterproof roll and parapet wall, equipment foundation connection part without laminate	500

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eight	Other Matters
1	Concrete, mortar directly poured on the land, with overnight ash and initial concrete	500
2	Cutting corners in construction, using unqualified materials, not according to the process of construction, not according to the design specifications and standards of construction	5000 ~ 10000	In severe cases, the contract is terminated
3	After the completion of the project, it does not submit the acceptance data of materials or fill in the handover sheet of the process	1000	Serious cases will not be settled
4	Do not provide the inspection certificate and inspection report of the materials when they enter the field, or directly use the materials without applying for inspection	1000
5	If the inspected quality problems are not rectified in time, resulting in serious consequences, or refuse to rectify	1000 ~ 5000	In severe cases, the contract is terminated
6	Construction of the next working procedure without acceptance of concealed works	5000 ~ 10000
7	Do not attend the quality meeting without reason according to the project requirements	100/ person
8	If the renderings of toilet, office and other areas are not provided for the owner’s confirmation before the decoration construction	1000 ~ 5000
9	Failure to pay attention to the protection of finished products during construction, resulting in damage	500 ~ 3000	Compensation at the price for serious cases
10	The first confirmation system is not implemented as required by the company	1000

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Schedule 2:

Notice of Quality Improvement

No:

Business unit:	Project Name:	Project Manager:
Chief project engineer:	Construction unit (team):	Person in charge:
Contents of quality rectification:

Rectification requirements and time limit:

The construction team should complete the rectification by the date of the month, or they may be fined.

Quality Supervisor/Principal Engineer (hand-signed): Responsible person of construction team (hand-signed):

Implementation of the rectification (handwritten content):

The construction team has completed the rectification or on

The construction team is overdue and has not completed the rectification

Last requested completion date:

Quality Supervisor/Principal Engineer (hand signature):                                                                                 Date:

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Schedule 3:

Quality Penalty Notice

Business unit:	Project Name:	Project Manager:
The unit to be penalized;	Amount of penalty:	Quality person:
Application for penalty event description:
Punishment implementation situation:
Applicant: Year month day	Project (Quality Supervision Department) Manager: Signature: Year month day

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Annex 16 Confirmation of Wage Payment for Migrant Workers (Form)

To: China Electronic System Engineering No.4 Construction Co., LTD. (Party A)

I hereby solemnly confirm to Party A that Party B is in. All wages of migrant workers used in the second assembly process of the line item (Phase I) of integrated circuit have been paid in full and timely without any dispute. If I practice fraud, all legal liabilities

I shall bear all the responsibility. If I fail to pay migrant workers in arrears, migrant workers stop work, block the project site or interfere with Party A and the project owner

I am willing to bear all responsibilities for the construction or business events, and all consequences and economic losses arising therefrom shall be borne by me. A

4. I can lower the internal evaluation level of the subcontractor (supplier) I represent. In serious cases, I will immediately withdraw from the company and never use it again.

Representative of Party B (signature + handprint):

Date:

Party B (seal): Jiangsu Huhu Electromechanical Technology Co., LTD

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Annex 17: Subcontractor’s Letter of good Faith Undertaking

In view of the fact that Party A and Party B have signed the project contract, Party B undertakes to establish a long-term close cooperation and guarantee the legal interests of both parties

They agree as follows:

1. Declaration and examination of engineering changes and settlement;

The following acts of Party B shall be deemed as intentionally and maliciously exaggerating or falsely reporting project changes and settlement, in violation of the principle of good faith:

1.1 Providing false information, including false supply contract, false invoice, etc., in the declaration of project change and settlement;

1.2 Project change account reduction, not timely (only submit the draft settlement) or not realistic declaration;

1.3 For material/equipment brand replacement, if the grade of the material/equipment brand actually constructed is reduced, Party B does not carry out the construction according to the actual situation

If the grade declaration and price difference deduction are calculated, the declaration and settlement are still made according to the original high-grade brand;

1.4 Seriously violate the definition of engineering change and claim conditions in the contract, failing to provide the contract basis for the change and claim declaration;

The calculation of engineering quantity obviously does not conform to the calculation rules of engineering quantity and does not follow the calculation principle of change (deduction of original design and addition of changes)

Design) calculation, the engineering quantity calculation formula provided is deliberately wrong, does not meet the basic professional requirements;

1.6 obviously and the nature of the project in the bill of quantities, construction environment exactly the same work, do not count in the bill of quantities price

Is calculated, and there is no reasonable explanation;

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1.7 If the work is obviously similar to the nature and construction environment of the project in the bill of quantities, the price in the bill of quantities shall not be calculated.

And there is no reasonable explanation;

1.8 Work that is different from or not similar to the nature and construction environment of the project in the Bill of Quantities, and seriously deviates from the bill of Quantities

Conversion price based on the price;

1.9 If the unit price of a new project is completely different from the items in the bill of Quantities, it seriously deviates from the reasonable market price, refuses to provide the comprehensive unit price analysis table which should be provided by Party B according to the contract requirements, or the composition of the direct engineering cost in the comprehensive unit price analysis table provided is seriously unreasonable, including the consumption of labor, materials and machinery is seriously inconsistent with the actual situation, people The unit price of labor, materials and machinery is seriously not in line with the market unit price, and can not provide invoices and other proof.

If Party B still believes that there may be any ambiguity in understanding of anything other than the above terms, it shall put it in writing when reporting project changes and settlement

Make an explanation.

Ii. Party B undertakes to unconditionally accept the following penalties imposed on Party B by Party A for the acts mentioned in Article 1 and 1 above:

1. For Article 1 and 1.1 above, once found out, Party B shall be directly punished and fined 50% of the amount of false information such as false invoice and false contract amount.

As for Article 1 and 1.2 above, if Party B fails to declare the settlement draft when it is submitted, Party A shall directly punish Party B once found out

The penalty shall be 20% of the amount not declared.

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For Article 1 and 1.3 above, once found to be directly punished, the fine shall be 50% of the reasonable price difference of brand grade.

As for the above Articles 1, 1.4 to 1, 1.9, the parties may communicate with each other due to their different understandings of the contract, and the third party agreed herein shall make interpretation and clarification according to the contract. Party B shall make rectification immediately according to the opinions of the third party, failing which, Party A shall send a written notice. Upon receipt of this notice, Party B shall immediately rectify and resubmit. If Party B still submits the notice

If Party B neglects or responds slowly (no reply within 3 months), Party B will be fined RMB 20,000 Yuan per time by Party A.

5. The project, cost and business management personnel hired by Party B for the project must be professionals with relevant qualifications and experience, and have good professional quality and professional ethics. Party B shall set up strict internal quality control for the declaration of project changes and settlement

Procedure. If a breach of the above is caused by the obvious negligence of Party B’s employees, such Party B is still deemed to have acted in bad faith.

The evaluation of Party B’s honest behavior is an important basis for Party A’s assessment and evaluation of Party B. In case of repeated dishonest behavior, it will be possible

The opportunity to cooperate with Party A will be lost forever.

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Annex 18: Anti-Commercial Bribery Agreement

Party A: China Electronic System Engineering No. 4 Construction Co., LTD

Party B: Jiangsu Huhu Electromechanical Technology Co., LTD

Commercial bribery will seriously damage the interests and business cooperation between Party A and Party B. In order to restrain the improper acts of Party A and Party B and their business handlers, stop the acts of commercial bribery, and safeguard the legitimate rights and interests of both parties, the following anti-commercial bribery agreement is reached through negotiation

3. Both parties must abide by and perform this agreement as an appendix to the sales contract.

1. Party B must be a manufacturer/sales company/construction enterprise established according to law. Party B shall fully cooperate with Party A’s supplier audit work and provide relevant legal qualifications and documents without resorting to fraud.

Party B shall not carry out business until it obtains the qualification of qualified supplier from Party A.

Ii. The goods sold by Party B to Party A must be qualified products and conform to the provisions of this Contract

Party B shall supply Party A with fake and inferior products.

Iii. Party B shall not, in its business dealings with Party A, provide any form of commercial bribery to Party A’s staff: for example, providing but not limited to cash to Party A’s management personnel or business handling personnel,

Negotiable securities, valuable gifts, travel and other personal benefit assistance.

Iv. Legal person, management or business handling personnel of Party B, if related to Party A’s business handling personnel

If Party B has close relations with friends or relatives, it must truthfully inform Party A in writing.

5. Party B must actively cooperate with Party A’s internal audit work, including but not limited to

Party B shall not refuse to confirm, provide false testimony or disclose the audit information to Party A’s relevant personnel

2. Keep the transaction documents with Party A within two years for audit.

Vi. Party A’s personnel shall not accept any form of commercial bribery from Party B for personal gain, and

Party A shall not ask for bribes from Party B’s relevant personnel.

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7. Party A’s personnel shall maintain an open, fair, just and honest attitude towards Party B under any circumstances

Party B shall not use his position as an excuse to make things difficult.

Viii. If necessary for business purposes, Party A’s personnel shall obtain the approval of the company’s leaders before taking part in Party B’s election

Party A shall not accept valuable securities, valuable gifts or other gifts for meetings, activities or social activities held by Party B.

Ix. If Party B breaches this Agreement, Party A shall have the right to immediately terminate all business cooperation with Party B and suspend payment of all accounts payable to Party B. Party B shall pay 10 times the amount of cash or marketable securities provided to Party A as liquidated damages. If Party A suffers losses as a result, Party A shall have the right to recover compensation from Party B in accordance with the sales contract and prohibit Party B from entering Party A’s company after Party B violates this Agreement

Conduct business. Those suspected of committing crimes shall be transferred to judicial organs and investigated for criminal responsibility.

X. If Party A’s employees violate this Agreement, Party B shall report to Party A’s supervisory department by telephone:

0311-66033531 and cooperate with Party A to find out the facts. Those suspected of committing crimes shall be transferred to judicial organs for punishment

Responsibility for matters.

Faxed copies are valid.

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19 Agreement on Security Protection enclosed

This Agreement is signed by the following parties:

Party A: China Electronic System Engineering No.4 Construction Co., LTD

Party B; Jiangsu Huhu Electromechanical Technology Co., LTD

Party A and Party B hereby enter into an agreement through friendly negotiation for the purpose of consultation and cooperation concerning the purchase of products or services, and to protect the relevant technology, operation and business confidential information and relevant rights and interests of either party involved in the process

This Confidentiality Agreement (hereinafter referred to as the “Agreement”) is to be observed by both parties:

The disclosing party is the “Disclosing Party” and the receiving party is the “Receiving Party”.

I. Purpose and Scope of Use of the Confidential Information:

Party A and Party B require one party to disclose certain proprietary, secret or confidential information to the other party for the purpose of consultation and cooperation concerning the purchase of products or services. The Receiving Party shall try its best to keep confidential the relevant technology, operation and business information obtained by either party from the other party for the purpose and in the course of the above. The Confidential Information shall be used only between Party A and the other Party for the purpose mentioned above

Use, in addition, the recipient;Shall not be used for any other purpose without the written permission of the disclosing party.

Ii. Definition of Confidential Information:

2.1. Confidential Information: For purposes of this Agreement, “Confidential Information” means any proprietary, secret or non-public information disclosed by one Party to the other party prior to or after the execution of this Agreement, or the technology, operations, or services of the other party known to or held by one party as a result of consultation or cooperation with the other party.

Business or other information, data or data.

2.2. Confidential information includes but is not limited to either party’s trade secrets, business secrets, technology-related knowledge and information, ideas, ideas, schemes, supplies or manufacturer information, customer information, personnel information, business plans, promotional and marketing activities, financial conditions and other business activities. The forms and carriers in which the Confidential Information is presented include, but not limited to, written or oral, documents, disks, disks, compact discs, e-mails, electromagnetic records, reports, written exchanges, audio tapes, video tapes, notes, drawings, models, specifications,

Assembly files, computer programs and other media.

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2.3. Exclusions: Information shall not be deemed confidential if the recipient is able to determine that:

(1) Information already in the receiving Party’s possession before it becomes known to the Disclosing Party;

(2) The information has become known to the public not due to the receiving Party’s violation of the provisions of this Agreement;

(3) Information obtained or known by the receiving party in a lawful manner from another third party who has the right to provide or disclose the information;or

(4) The information is provided by: recipient;Independently obtained or developed without use or reference to any confidential information, and the recipient can demonstrate its independence

Develop.

3. Obligations and Limitations

3.1 The Parties understand and undertake that the Confidential information provided or disclosed by either party or the Confidential information of the other party known to or kept by either party as a result of their joint cooperation shall be used only for the mutual purpose set forth in Article 1 of this Agreement. Except with the prior written consent of the Disclosing party, the receiving party shall not, directly or indirectly, arrange, modify, utilize, apply, develop or otherwise use the Confidential Information for any other purpose or purpose. For whatever reason, the Receiving Party shall not reverse engineer, decode or decompose the Confidential Information;Disclosing Party I’s prototype,

Software, etc.

3.2. The Receiving Party shall only provide the Confidential Information to the Receiving Party’s officers, employees and professional consultants who are necessary to know the information for the common purpose and shall not disclose the Confidential Information to other persons or organizations; The Receiving Party shall ensure that the above-mentioned staff, employees and consultants also comply with the confidentiality obligations set forth in this Agreement. Any breach of this Agreement by any of the above-mentioned personnel shall be deemed as a breach by the Receiving Party

The breaching party shall indemnify the non-breaching party for the damage and loss of interests incurred therefrom.

3.3. The Parties agree that they shall keep the Confidential information of the other party to the same standard and degree as the proprietary, confidential and confidential information of each party.

And shall carefully store and handle the Confidential Information to prevent disclosure of such information without the permission of disclosing Party i.

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3.4. In case of any breach or potential breach of this Agreement, the Receiving Party shall immediately notify the Disclosing Party.

3.5. Except as otherwise provided herein, any negotiation, discussion or negotiation, any proposed arrangement or agreement, any business or operation plan under negotiation or negotiation, or any other information related to the aforesaid negotiation, discussion, negotiation, arrangement or agreement shall be deemed confidential. And its confidentiality shall be maintained in accordance with the provisions of this Agreement. Without the written consent of the other party, neither Party shall provide or disclose the Confidential Information, directly or indirectly, to the media, the public or any other party

Any other third party.

Iv. Ownership and Return of Confidential Information:

4.1. The Receiving Party acknowledges that the Confidential Information of the Disclosing Party has always been the asset of the Disclosing Party, and the disclosure of such Confidential Information shall not be deemed to be disclosure

Party i has granted the rights to the Confidential Information to the Receiving Party.

4.2. Disclosing Party i may, at any time, request in writing to retrieve the Confidential Written Information disclosed under the terms of this Agreement and all copies thereof, and request a written assurance from the other party that the Confidential Information is not, directly or indirectly, knowingly in possession of or under control of the Confidential Information at the time of its return

And a copy of it. The receiving party) shall return the information immediately within seven (7) days of receipt of the request.

5. Declaration:

5.1. The Disclosing Party warrants that the Confidential Information provided does not violate any agreement reached with a third party or infringe on the rights of a third party, no

The said party shall compensate the receiving party for | a third party based on the above reason to claim any loss.

5.2. Unless otherwise specifically agreed in writing, the said party;With respect to the value, accuracy and marketability of the Information disclosed in accordance with this Agreement

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And makes no warranty whatsoever. All confidential information will be disclosed on an “as is” basis.

5.3. Nothing in this Agreement shall be construed to compel a Party to disclose any particular Confidential information to the other Party, nor shall it be construed

Any obligation or expectation is created on either party to enter into a business relationship with the other party.

Vi. Amendments

Any amendment, interpretation or waiver of any provision of the Articles of Association of this Agreement shall be executed in writing by authorized representatives of the parties hereto

This Agreement shall not come into force until agreed upon.

Vii. Implementation

No delay by either party in the execution of any right, power or privilege under this Agreement shall constitute a waiver. No waiver by either party of any or all right or power in respect of any matter shall preclude future use of such right or power or other similar right or power in respect of any other matter.5. The Parties are fully aware that a breach of any provision of this Agreement will result in material adverse consequences for both parties, and that the loss caused by such breach may be difficult to estimate.8. Therefore, the parties agree that the only recourse can be made in accordance with this Agreement

11. In addition to seeking relief, any other relief (e.g. application to the court for compulsory sanction) may be sought under the law.

Viii. Title

Paragraph headings are for convenience only and shall not affect the meaning or content structure of this Agreement.

9. The integrity of this Agreement

This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements between the Parties with respect to the subject matter hereof

Agreements made in person or orally.

10. Non-transferable

The recipient shall not assign or assign this Agreement, in part or in whole, or any of its rights or obligations hereunder, to any third party without the prior written consent of the Disclosing Party. Receiving Party 1 Any unauthorized assignment or stated assignment shall be void and entitle the Disclosing Party to immediately

2 Unilaterally terminate this Agreement.

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All notices, demands or other communications made pursuant to this Agreement shall be given in writing. Such documents shall be sent to the address set forth in this Agreement, or to such other address as may be designated by a party on notice. Any written communication between the parties shall be deemed to have been received: (a) when delivered by carrier or by mail or electronic copy (fax), or (b) three days after delivery by registered mail for return receipt, prepaid postage

Later, or (c) when it is actually received by any other means.

Xii. Duplicate Agreement

This Agreement may be executed separately in counterparts, all of which shall constitute one agreement.

Xiii. Separability

If one or more payments contained in this Agreement are deemed invalid, illegal or unenforceable for any reason, such payment shall be invalid or illegal Or unenforceable provisions shall not affect the other provisions of this Agreement. Such invalid, illegal or unenforceable provisions shall be deemed to be unenforceable

This agreement shall, to the extent possible, be executed in accordance with the original terms.

14. Governing Laws

This Agreement and the relationship between the parties with respect to the subject matter hereof shall be governed by and construed in accordance with the laws of the People’s Republic of China;

The Parties also agree that any dispute or dispute shall be submitted to the Shijiazhuang Arbitration Commission for arbitration.

15. Term of Validity

This Agreement shall take effect from the date of signing the contract and remain in force for five years. However, the termination of this Agreement shall not terminate the obligation of confidentiality hereunder. The terms of this Agreement shall remain for a period of five years from the date of expiration or termination of the Confidential Information] disclosed prior to the expiration or termination of this Agreement

In effect.

This agreement is signed in Shijiazhuang, Hebei Province.

(There is no text of this agreement below)

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Annex 20 Project Warranty Agreement

Party A: China Electronic System Engineering No. 4 Construction Co., LTD

Party B: Jiangsu Huhu Electromechanical Technology Co., LTD

In order to ensure the normal use of the secondary installation machine of the Integrated Circuit Demonstration Line Project (Phase I) within the reasonable use period, Party A and Party B, in accordance with the Construction Law of the People’s Republic of China and the Regulations on Quality Management of Construction Projects, reach an agreement through consultation and sign the project quality shortage

3. Contract the warranty. Party B shall be responsible for the warranty of project quality defects during the warranty period in accordance with relevant provisions and the agreement between the parties.

I. Scope of warranty for Project Quality defects

The warranty for quality defects shall cover all construction projects under Party B’s responsibility hereunder, as well as any additional warranty in the subsequent alteration of the project

Work content and other projects agreed by both parties.

Ii. Warranty Period for project quality defects

The warranty period for quality defects shall count from the date of the actual completion of the project. If the project is completed for acceptance of a single item, the quality deficiency shall be calculated separately on the basis of the individual item The warranty period shall be suspended.

The parties agree that the warranty period for quality defects of the project is as follows;

☐ The foundation project and the main structure project shall be the reasonable service life stipulated in the design document;

☐ 5 years for roof waterproof works, toilets/rooms with waterproof requirements and anti-leakage works for external walls;

☐ Electrical pipeline engineering, water supply and drainage pipeline engineering, equipment installation engineering for 2 years;

☐ The heating and cooling system engineering has two heating periods and two cooling periods;

☐ Process pipeline engineering for 2 years;

☐ 2 years for decoration engineering;

☐ Warranty period for other items: None.

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Iii. Warranty responsibility for project quality defects

1. Within the warranty period, Party B shall send personnel to repair the project within 7 days after receiving the warranty notice. Party B

Party A may entrust other personnel to do the repair if it does not send someone to do the repair within the agreed time.

2. In case of an emergency repair accident, Party B shall immediately arrive at the accident site for emergency repair upon receiving the notice of the accident.

Iv. Cost of warranty for project quality defects

Party B shall bear the cost of warranty for project quality defects and the related liability for damages. Party B shall separately compensate for the insufficient quality guarantee fund.

V. Warranty fee for project quality defects

Party A and Party B agree that the project quality warranty fee shall be 3% of the settlement price, and the bank interest rate of the quality defect warranty fee shall be: guarantee

The repair fee is not subject to interest.

Vi. Payment of warranty fee for project quality defects

Within 14 days after the expiration of the liability for project defects stipulated in the Contract and completion of the project certificate, Party A shall be short of the remaining quality of the project

Party A shall pay the warranty fee and interest to Party B, but shall not exempt Party B from the warranty responsibility during the warranty period.

Vii. Miscellaneous

Other warranty items for project quality defects agreed by Party A and Party B:

1. Definition of Responsibilities:

Party A’s project engineer shall define the person responsible for the problem.

2. Under the following three circumstances, Party A may appoint the unit to carry out the warranty, and the repair amount shall be deducted from the original warranty fee of Party B. bearing

The contractor shall have no objection to this.

1) If Party B fails to deal with the matter in time (Party A shall enter the site for construction within 7 days after sending a written notice);

2) or the treatment effect of Party B fails to meet Party A’s requirements for a long time (Party B has repaired it twice, but still fails to meet Party A’s requirements);

3) or Party B intends to replace maintenance with economic compensation (warranty deduction).

3. If the project runs normally, Party B shall submit an application for acceptance of warranty to Party A’s Engineering department within 14 days prior to the expiration of the warranty period

The Engineering department shall organize the acceptance and issue the Engineering Warranty Certificate after the project is qualified. If Party B fails to do so within the time limit, Party A has the right to impose appropriate fines.

This Project Quality Defect Guarantee shall be signed by both Party A and Party B as an attachment to the Contract.

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Annex 21 Description of the Fixed Total Price Contract and Fixed Unit Price Contract mode

I. Items of the Contract:

In order to clarify the basic origin of the total price contract and fixed unit price contract mode of China Electronic System Engineering Fourth Construction Co., LTD

This standard is formulated to interpret and guide project bidding, bid evaluation, project cost and project settlement.

Ii. Scope of Application:

This standard is applicable to the interpretation of engineering contracts contracted by China Electronic System Engineering No. 4 Construction Co., LTD.

Iii. Model and Explanation of Fixed Total Price Contract:

Definition: According to the terms of the contract, the total contract price shall be fixed for the work within the scope of the project stipulated in the contract documents

The contract mode of addition or subtraction caused by the engineering changes ordered by Party A is called the fixed total price contract.

2. Fixed lump sum contract: It is a lump sum contract based on the contract, contract drawings, tender documents and technical specifications.

2.1 The total price contract shall be based on the terms of the contract, contract drawings (calibration drawings), quantity specifications (including technical specifications and commercial specifications), and the scope and content of work (including equipment grade and material grade) stipulated in the rules for calculation of engineering quantity. In such lump sum contract, the bidder shall bear the risk of errors in calculating the quantity according to the drawings, as well as the uncertainties

Or the risk of unforeseeable factors in the unit price. Therefore, the contract unit price is also fixed.

3. The main functions of the quantity in the bill of quantities are:

3.1 In the project bid and bid evaluation when the total price of each single offer is reasonable, the quantity and unit price of each single offer is

Is it reasonable to control the risk of tender and bid evaluation?The bidding drawings should be deepened to a certain extent, and the list of quantities and materials can be used Can be consistent with the requirements of the drawing, no large multiple items or multiple quantities, and no large missing items and missing items;

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3.2 As the reference basis for progress payment;

3.3 The unit price in the bill of quantities shall be the reference basis for the calculation of the change unit price.

3.4 Party B shall bear the risk of completeness and accuracy of the project reported in the Bill of Quantities, and the total contract price shall remain unchanged.

The quantity shall be checked and accepted according to the quantity described in the as-built drawings, tender documents and technical specifications, and the quantity shall be cleared

The quantity and items in the list are for reference only.

The scope of the project of the fixed total price contract refers to all the projects designed, supplied, installed and maintained in accordance with the design intention of the drawings and specifications of materials and other provisions of the contract documents, regardless of whether the unit price of supply, unit price of installation, comprehensive unit price and total amount are filled in the quantity list

On the unit price or price.

If the bidding is based on drawings and technical specifications, all quantity additions or decreases shall be calculated in accordance with the principle of changing the drawings and subtracting the contract drawings. Therefore, all quantities (except those specified by Party A) are for reference and have nothing to do with the actual construction or not, and there is no need to adjust at settlement. The acceptance shall be compared with the contract drawings and modified drawings and the actual content on the site.

That is to check whether it is completed in accordance with the drawings and whether it meets the requirements of the contract

Project settlement: Whether it is calculated and provided by Party A or calculated by Party B, whether it is overstated quantities, overstated projects, missed quantities or missed projects, it shall be in the order of drawings and bidding documents and subject to the project and quantity required in the contract drawings. All of the settlement shall be undertaken by Party B. At the time of completion acceptance, acceptance shall be carried out according to the contract documents, contract drawings and change instructions in order to meet the requirements of use

In the case of and function, the settlement price shall be equal to the contract price plus or minus the change price.

Iv. Fixed Unit Price Contract Model and Explanation Overview:

1. Fixed unit price contract: The contract is based on unit price. The unit price shall be in accordance with the contract terms, contract drawings, specifications of quantity and materials (including technology)

Specifications and business specifications), rules for calculating quantities, bill of quantities, etc., to determine the unit price. Fixed unit price is composed of fixed material unit price and fixed installation unit price;The fixed unit price of materials and equipment supplied by A is the fixed unit price of installation;The fixed unit price of materials and equipment supplied by Party A is the sum of the unit price of fixed materials and the unit price of fixed installation. The fixed unit price includes but is not limited to labor costs and equipment Costs, materials costs, measures costs, management fees, profits, taxes and all risks and liabilities contained in the contract.

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2. Function of bill of quantities: bill of quantities, if there are mistakes and omissions, should be corrected, more deduction and less compensation, as a project change processing. In this contract mode, the quantity of the bill of quantities described in the contract drawings and technical specifications differs from that described in the as-built drawings

This adjustment shall be made in the settlement, that is, the final settlement shall be as per the quantity of as-built drawings.

3 The fixed unit price adjustment provisions:

3.1 The unit price in the contract shall not be determined by: The difference of construction site, the change of construction difficulty, the change of construction period, the change of market material equipment price, the change of market labor cost, the change of rush work requirements, the change of government red head documents, the change of industry association charges, the change of tax regulations, the change of weather, the change of the environment, war, riot, riot, etc All factors change the price of the contract. Whether such a change can be anticipated in advance or not, the industry said that Party A and

The force majeure of Party B shall not be the reason for adjusting the fixed unit price of the contract.

3.2 The non-contract unit price shall be decided by Party A and Party B through negotiation. The non-contract items include two types. The first is completely added items not included in the original bidding. The unit price of such items shall be determined by Party A and Party B by referring to similar items in the original contract. Second, as required by Party A’s instructions, the grade of materials and equipment, brand and construction content are changed, resulting in changes in the contents of the unit price of the new construction project and the contract bidding. The unit price of this kind of project is only adjusted for the changed part.

Other arrangements remain unchanged. If the main material is adjusted for an installation project, the installation fee cannot be adjusted, only the supply price of the main material can be adjusted.

V. Interpretation of the final settlement of the Fixed Total Price Contract

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1. In the case of contract drawings and technical specifications, settlement and quantity acceptance shall be considered according to specific circumstances:

Bidding requirements	Quotation from Party B	Yes or no construction on site	Whether CLP IV has issued a change instruction	Verify receipt on site	Whether the settlement is deducted	Whether the quantity is contracted or not
1. If there are required items in the bidding documents	Party B has an offer but no offer	Construction	Have change orders	Construction	If the change does not conform to the contract drawing, add the change together and calculate according to the new drawing (compare the contract drawing with the changed drawing)	If the quantity of the list and the items are not related, the method on the left side shall be implemented
			No change instruction	Construction	The total contract price is fixed without adjustment.
		Not under construction	With a change order	No construction	Calculate according to the new drawing (compare the contract drawing with the changed drawing) and the contract unit price (including the suggested unit price), deduct the change price
			No change instructions	No construction	Give priority to rectification, otherwise the higher price will be deducted after calculation based on the drawing (comparison between the contract drawing and the modified drawing paper) and the contract unit price (including the suggested unit price)

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2. If there is no required item in the bidding document (from the function and demand) Say completely unnecessary items)	Party B Have a report price	Construction	Have change orders	Construction	Add the change price after calculating the new drawing (comparing the contract drawing with the changed drawing) and the contract unit price (including the suggested unit price)	It is not related to the quantity of the bill of quantities and the project, and shall be implemented according to the method on the left
			No change instruction	Construction	The total contract price is fixed without adjustment
		Not under construction	With and without change orders	No construction	The total contract price is not subject to adjustment
3. If there is no required project in the bidding drawings (but from the function and requirements and regulations In the case of an essential project)	Party B has an offer but no offer	Construction	Have change orders	Construction	The total contract price includes the increase or decrease of the change price	The quantity of the list and the items are unrelated, and the method on the left is implemented
			No change instruction	Construction	The total contract price is fixed without adjustment
		Not under construction	With a change order	No construction	Give priority to rectification, otherwise calculate according to the new drawing (compare the contract drawing with the changed drawing) and deduct the change price after calculating the contract unit price (including the suggested unit price)
			No change order	No construction	Give priority to rectification, otherwise the higher price will be deducted after calculation based on the drawing (comparison between the contract drawing and the modified drawing paper) and the contract unit price (including the suggested unit price)
4. If there is no required project in the bidding drawing (but it is necessary to reoptimize or improve the project from the perspective of function, requirement and norm)	Party B has a quotation, but no quotation	Construction	Have change orders	Construction	Calculate the increase or decrease of the change price according to the new drawing (compare the contract drawing with the change drawing) and the contract unit price (including the suggested unit price)	The quantity of the list and the items are unrelated, so the method on the left side shall be implemented
			No change instruction	Construction	The total contract price is fixed without adjustment
		Not under construction	With and without change orders	No construction	The total contract price is not subject to adjustment

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2. Specific cases of total contract price (contract drawings and technical specifications)

2.1 The contract drawings require 5 card readers and the bill of quantities is 10 (0). The actual construction needs to construct 5 cards according to the drawings.

No deduction (increase) is made for the settlement of more (less) list.

2.2 If only 4 are constructed, it shall be deemed that the construction has not been carried out according to the drawing and the cost of one shall be required to be rectified or deducted.

If 6 units are actually constructed, Party A may increase the cost of 1 unit with the change instruction and visa issued by Party A. If there is no change

Additional requirements, Party A’s instructions and necessary signing procedures shall not increase the cost. If Party A fails to issue an order, Party B may

No construction; If construction is carried out without authorization, the expenses shall be borne by oneself.

2.4 If Party A’s change instruction adds 1 piece during the construction process, no matter the quantity list is 10 pieces or 0 pieces, the settlement shall be made 5 plus 1 shall be used for settlement. That is, increase the price of 1.

2.5 If the instruction in the project is to cancel the card reader (that is, there is no card reader on the final drawing of settlement), then at the settlement, the cost of 5 can only be deducted according to the calculation method of construction (completed) drawing minus contract drawing (when the bill of quantities is 10, the extra 5 will not be deducted;When the bill of quantities is 0, the unit price of the contract is still required (if there is a contract unit price).

Or reasonable market price (when there is no contract unit price) minus the quantity of 5.

2.6 If the project does not receive Party A’s instruction to cancel the card reader, but the card reader is not constructed in the end. Then the reasons need to be found:

2.6.1 If the construction is not carried out according to the drawings, it is required to rectify or deduct the cost of 5 pieces;Or compensate Party A for arranging another one

The direct loss caused by the construction of the unit.

2.6.2 If the construction cannot be carried out according to the actual situation of the site and the reason is that Party A forgets to give an order, Party A shall be required to issue a supplementary order. At the time of settlement, the cost of 5 drawings shall be deducted according to the calculation method of subtracting contract drawings from construction (completed) drawings (if 10 are listed in the bill of quantities, the extra 5 shall not be deducted. When the bill of quantities is 0, it still needs to be in accordance with the contract unit price (with contract unit price) or reasonable market price (without contract) When unit price) deduct the quantity of 5).

2.6.3 If the drawings are wrong, the construction cannot be carried out according to the site conditions, and Party B fails to notify Party A before the construction, the final result shall be

If there is no construction, no matter whether the card reader has been purchased or not, the cost of 5 card readers shall be deducted, all of them The loss shall be borne by Party B. When the quantity list is 10, the extra 5 will not be deducted;When the works

When the quantity list is 0 units, the contract unit price (where there is a contract unit price) or the reasonable market price is still required

(When there is no contract unit price) the quantity of 5 units shall be deducted.)

2.6.4 If there is a mistake in bidding and the work scope of several units is repeated, the construction has been carried out by another unit according to the site conditions.

Party B is unable to carry out the construction, Party B fails to notify Party A in advance of the construction and does not carry out the construction, if no Regardless of whether the card reader has been purchased and entered, the cost of 5 card readers shall be deducted in settlement, and all losses shall be borne by Party B

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At Party B’s own expense.5. If Party B notifies Party A prior to the construction, the fee of 5 units shall be deducted. (when the bill of quantities

When the top is 10, there is no deduction for the extra 5;When the bill of quantities is 0, it is still necessary to deduct 5 quantities according to the same unit price (with contract unit price) or reasonable market price (without contract unit price). If the matter is not foreseen by an experienced Party B in advance and has been proved by written evidence Party A shall be responsible for the irrevocable expenses incurred by Party A.

2.7 If the bidding documents require card readers, but do not specify quantity requirements, only say that the requirements are met. Party B offers 6 cards, but 5 cards can meet the requirements in actual construction, and Party A cannot deduct the payment. If 7 are needed to meet the requirements in actual construction, Party A will not increase the cost. Such problems are at the risk of Party B.

2.8 If Party B does not have a card reader in the deepened drawings, it shall not matter whether Party A or the architect has approved the deepened drawings

According to the bidding requirements:

2.8.1 If a card reader is included in the contract drawing and the final construction drawing also requires a card reader, Party B shall be required to make corrections or deduct the cost of the quantity on the tender drawing;If Party B fails to carry out construction in accordance with the requirements of the contract, it shall compensate Party A for the arrangement Direct losses caused by Party B’s construction by another Party.

2.8.2 If a card reader is included in the contract drawings and the final construction drawings do not require one, Party A shall be required no matter how much is reported by Party B

The deduction shall still be made in accordance with the quantity of the contract drawings.

2.8.3 If there is no requirement for card readers in the contract drawings and the final construction drawings do not require card readers, Party B shall clear the contract

No matter how many card readers are included in the list, they will not be deducted.

2.8.4 In summary, the number of card readers added or subtracted is based on 5 (bid drawing) instead of 10. There is no

In any case, Party B’s own deepening of the drawings will not be part of the contract, that is, will not be used as a basis for changes and settlement. The enhanced drawings shall become construction drawings only and only as part of this Contract if they are issued in the form of a change order (Party A’s order) and signed by an authorized representative through the project management procedure. At the same time

Shall be used as the basis for change and settlement.

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Vi. Priority:

This document is only for reference of Party B’s bidding, construction, acceptance, settlement and other work. If there is any inconsistency or contradiction between the document and the project contract,

The Project contract shall prevail.

This document, as an integral part of the contract, has the same legal efficiency as the contract.8. Party B has fully understood and accepted the terms described in this document Close the requirements.

Attached 22 clear the document

(1) The manufacturer shall be equipped with a full amount of CO2 fire extinguisher and warning cone;Only aluminum alloy scaffolding is allowed to be used, while the ground is protected by PP plate; The cleaning of the responsible construction area shall be cleaned up immediately after the completion of construction;Each construction area shall be equipped with a special vacuum cleaner for clean rooms; Printers shall be provided for a fee;Office space for a fee;Safety supplies and clean clothing for a fee. The printing fee for each package is based on the printer item 8. The settlement amount shall be shared equally by each party according to the output value.

(2) The amount covered by the accident insurance shall not be less than 1.3 million yuan, and the expenses shall be borne by Party B and shall not be quoted separately.

(3) Construction utilities shall be shared by the subcontractor according to the output value.

(4) The unit price contract does not guarantee settlement of the contract amount

(5) The bidding terms of CLP IV are in conflict with the bidding terms of the owner, which is mainly the owner’s bidding terms.(including calculation rules and inspection Acceptance criteria, etc.)

(6) For the materials with a long delivery period, China Power 4 shall purchase 20% of the engineering quantity and sell them to the subcontractor at the original price.

(7) In order not to affect the payment request of the contract, the completion data of the subcontracted machine must be completed within two weeks after the completion of the subcontracted machine, and the penalty for each machine shall be one day delayed 10, 000 yuan.

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(8) Pump common Rack (PCW/GAS/UPW system disk can be installed on it) is made by Rack contractor i;The common rack of multiple systems together (excluding pump) is made by Rack contractor, and the cost is shared by relevant system contractor according to the proportion of occupancy;Other systems alone A single bracket is included in pipe mounting.

(9) The construction team is responsible for the site confirmation of the pre-dispatch point and the formal dispatch point.

(10) For other matters not mentioned, please refer to the bidding document.

1. Payment terms shall be mainly clarified documents

(1) Advance payment: 15% of the total contract price shall be paid within 30 days after the contract is signed and the Owner receives the advance payment bank guarantee letter approved by the Owner from the contractor;(The advance payment shall be deducted in two installments, the first progress payment shall be deducted 50% and the second time 50%).

(2) Progress Payment: The progress payment of this Contract shall be made in the following(1) way: 1) Monthly payment:

The payment shall be made every month since the project starts. The contractor shall submit the progress payment application report before the 25th of each month, and the owner shall check and accept the progress payment

And the contractor shall provide VAT special invoice of the same amount within 60 days to pay 80% of the approved completion amount of the current period

After the completion of the above, Party A shall pay the node payment from 15th to 30th of the next month after its review and confirmation.

(3) Completion settlement payment: After the single station (single equipment) is accepted, the contractor shall submit the completion settlement documents according to the single station.

Within 1 month from the date of submitting the complete completion settlement materials (the time will be postponed due to the contractor’s reasons) at the beginning of the completion settlement

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(The person in charge of Party B shall, in accordance with the format required by Party A, provide the “Migrant Worker Wage Payment Confirmation”, see the format for details) Annex Xvi). Within 60 days after the completion of the settlement audit report and submission of the VAT special invoice for the same amount, the payment shall be made to 97% of the audited completion amount.

(4) Quality guarantee fund: 3% of the total settlement price shall be the quality guarantee fund, which shall be paid in one lump sum upon the expiration of defect liability and Party B’s completion of all defect repair responsibilities and Party A’s confirmation. The quality guarantee fund shall be paid without interest. The defect liability period of the Contract project shall be 24 months. The defect liability period refers to the period during which Party B undertakes the defect repair obligation as agreed herein and Party A reserves the quality guarantee fund, which shall be calculated from the date of completion and acceptance of the project. After the expiration of the defect liability, Party B shall still undertake the quality guarantee in accordance with the warranty period agreed herein Warranty obligation.

(5) Party A shall pay the above payment to Party B within 14 working days after receiving the payment from the owner.

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Annex 23 Real Name System Management Agreement for Construction Workers

The Owner (Party A): China Electronic System Engineering No. 4 Construction Co., LTD

Contractor (Party B): Jiangsu Huhu Electromechanical Technology Co., LTD

Party A and Party B have agreed on June 8, 2021 on the subcontracting of temperature protection for the integrated circuit indicator Line item (Phase I) item, secondary assembly machine process item (hereinafter referred to as the Project) The “Art Heating Belt/Jacket Package” (hereinafter referred to as the “Subcontract”) has been signed.(June 8,2021) In order to ensure the smooth implementation of the project construction and protect the legitimate rights and interests of migrant workers, Both parties shall comply with the Measures for the Implementation of the Labor Service Real-Name System Management of China Electronic System Engineering No. 4 Construction Co., LTD. And relevant laws and regulations

This Agreement is entered into on all matters concerning the management of the real name system of labor service in this project on the basis of fair, just and friendly consultation.

1. Real-name registration and attendance management

1.1 Party A appoints Sun Zhaowei (ID No. 320722198407106315) as the person in charge of the project site and is fully responsible for labor Real name system management.

Party B appoints Chen Shengqian (ID No. 320922198110250093) as the person in charge of the project site. Be presponsible for Party B’s labor service personnel entry and exit information registration, safety education, daily attendance, wage payment and other labor service real-name system management.

1.2 Before entering the site, Party B shall provide Party A with the labor roster, original ID card and its copy, payroll card information (opening bank and card number), legal labor contract (or copy with Party B’s official seal), operation certificate and other materials, which shall be managed by the project labor service The department shall verify, register and establish the basic information one by one, and apply for the access control (attendance) card to enter the construction site after meeting the requirements of the security agreement.

1.3 Party A shall be equipped with a attendance system according to the actual needs of the construction site. Party B shall assign labor management personnel to supervise labor personnel entering and leaving the construction site according to the requirements of real-name system and make daily attendance registration. Party B shall confirm that the attendance records of the current period (month) are reported and updated in real time before the 25th day of each month Labor standing book. If Party B does not confirm or delay, the attendance system data shall prevail, and Party B has no objection to it.

1.4 Requirements for the subcontractor to appoint a project labor special manager: The subcontractor shall appoint a part-time labor special manager within 100 labor personnel;One full-time labor-management specialist should be set up for more than 100 subcontractors;Special management of labor with skilled computer operation, with certain services

Management ability.

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2. Payroll management of labor personnel

2.1 Before the 25th day of each month, Party B shall calculate the salary of current labor service personnel according to the labor contract and relevant provisions and by referring to the attendance record.

Party B shall compile and record the wage payment ledger, and provide Party A with the payment voucher for record after the confirmation (signature and printing) of the labor personnel.

2.2 If Party A requires wages to be paid on behalf of Party A at the location of the project and Party A opens a special account for wages (labor fees) of migrant workers in the bank where the project is located, Party B shall apply for real-name wage payment bank cards for migrant workers and make labor payments according to actual attendance (Agreement 1.3) and labor contracts The payroll shall be confirmed by the labor personnel (sign and press press) and submitted to the Project Department for record. The wage payment bank card shall be handed over to the migrant worker himself for management.

2.3 When Party B entrusts Party A to make payment, Party A shall, through the special account for wage payment of labor personnel, pay wages to the bank card of each labor personnel one by one or directly pay wages to each labor personnel in cash according to the labor wage schedule provided by Party B in Article 2.2 of this Agreement, and Party B shall have no objection to such payment. If the wages of the labor personnel for the period listed in Article 2.2 are higher than the wages payable by Party A for the period, Party A shall pay the wages for the period Party B shall make up the insufficient part to the above account before the date of salary payment. Otherwise, Party B shall comply with the agreement after written confirmation.

When Party B and the labor service personnel have an agreement to pay a certain percentage of the wages in advance, and finally settle the wages in a lump sum according to the time limit of the node, Party B shall submit a written agreement confirmed by both parties to Party A for the record, and Party A shall take it as the basis, in accordance with the salary schedule confirmed by both parties and the negotiated ratio E.g. Pay the wages of labor personnel.

2.4 Party A’s payment to the account shall be deemed to have been received by Party B, and Party B shall be in no condition to make project settlement between Party A and Party B The payment shall be approved.

2.5 Party B’s labor personnel shall go through the exit formalities to Party A in time to return the access control card and occupied materials, and settle the current salary Party B shall not leave the company until the formalities are completed.

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3. Liability for breach of contract

3.1 Party B shall submit the relevant documents to Party A on the date set forth herein. If Party B fails to do so or fails to do so, Party B shall submit the documents each time Party B shall pay RMB10,000 as liquidated damages to Party A.

3.2 Party B shall actively sign the labor contract, collect and update the information of labor personnel (labor

Labor ledger), labor attendance registration, wage measurement and payment, and Party B shall be responsible for the authenticity and integrity of the above information.

3.3 Party B shall have the responsibility and obligation to actively cooperate with the Project Department to ensure the fund safety of the special account, if the special account is caused by Party B Party B shall be fully responsible for any fund loss and Party A shall have the right to terminate the Contract.

3.4 If Party B fails to pay wages to the labor personnel, Party A shall have the right to correct the labor personnel according to the attendance sheet, labor contract and other documents

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Party B has no objection to the payment of wages to the labor service personnel.

4. Other

4.1 Party B shall actively cooperate with Party A and Party A’s superior unit to implement various systems on promoting real-name system of labor service wage management And methods.

4.2 Party B fails to provide the original ID card and its copy, payroll card information (opening bank and card number) and legal labor and employment

If the contract (or the copy with Party B’s official seal), operation certificate and other materials are not provided by Party A and Party B, the labor personnel without attendance record shall not be provided by both parties

The labor of electrical circuit indicator line item (Phase I) item second assembly machine process item shall be integrated

Personnel, Party A does not have to undertake any responsibility for payment, and has no relationship with Party A. Party B shall be responsible for all demands of the labor personnel.

Party B has no objection to such claim.

4.3 This Agreement only makes special provisions on the real-name system of labor service wage management, and other matters shall be subject to the provisions of the subcontract.

4.3 This Agreement is made in quadruplicate, with Party A holding two originals and Party B holding two originals. This Agreement shall come into force upon being signed and sealed by both parties.

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A letter of confirmation is enclosed

The following documents are annexes to this Contract:

Annex 1	Description of the Scope of Work
Annex 2	Bill of Quantities Valuation table
Annex 3	Brand List of Equipment and materials
Annex 4	Construction Specifications and Technical Requirements
Annex 5	relevant drawings
Annex 6	Project progress time node
Annex 7	Organizational Structure of the Project and resumes of key members
Annex 8	Investment Plan of Construction machinery and tools
Annex 9	Principles of Application for approval and replacement of materials and equipment
Annex 10	A: Provisions on the management and use of materials Provisions on the management of materials supplied by Party A
Annex 11	Agreement on Safe Construction Quality Agreement
Annex 12	Confirmation of wage payment for migrant workers Subcontractor integrity Undertaking
Annex 13	Anti-commercial bribery Agreement Non-disclosure Agreement
Annex 14	Engineering warranty agreement
Annex 15
Annex 16
Annex 17
Annex 18
Annex 19	Description of the lump-sum Contract and Fixed Unit Price contract mode
Annex 20	Clarifications
Annex 21	Real Name System Management Agreement for Construction Workers

Both Party A and Party B hereby confirm that the above attachments have been included in this Contract, and both parties have carefully read and confirmed that the above documents are an integral part of this Contract and have the same legal effect as this Contract.

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Party A: China Electronic System	Party B: Jiangsu Huhu
Engineering No.4 Construction Co., LTD	Electromechanical Technology Co., LTD

(Seal)

Representative (signature);	Representative (signature);

June 8, 2021	June 8, 2021

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Letter of Guarantee undertaking

Guarantor: Wang yinglai

Guaranteed: Jiangsu Huhu Electromechanical Technology Co., LTD

As the surety is the legal representative of the surety, the surety undertakes to China Electronic System Engineering No. 4 Construction Co., LTD. (hereinafter referred to as “China Power 4”) that: The Process Heating Belt/Jacket Package (Contract No. :) signed by the Guarantor and China Power IV in the Secondary installation Project of Integrated Circuit Demonstration Line Project (Phase I). CEFOC-HBZB-BJJDECP-21091-B-009) and its additional, additional contracts or supplementary agreements, including but not limited to: if the guaranteed bears economic liabilities for China Power No. 4, the guarantor shall bear unlimited joint and several liability for compensation together with his personal assets;If the guaranteed is in arrears with the wages of the workers, the relevant workers or employees may interfere with the normal production and operation order of the Company (including its project department) and the customers of the company. In the event of the fourth generation of CLP, the guarantor shall unconditionally return to CLP No. 4 in full within 2 days after the advance payment of the wages of the fourth generation of CLP, or the labor fees related to the personnel

The payment shall be made at an interest rate of 24% per annum.

This undertaking may stand on its own. 12. Any dispute arising from this commitment shall be submitted to Shijiazhuang Arbitration Commission for arbitration. The guarantor confirms that The valid address of delivery is A3-1208, Tian ‘an Wisdom City, 228 Linghu Avenue, Xinwu District, Wuxi, to: Wang ying lai

Tel: 18112388986. The service address applies to the service of various notices, letters, agreements and other documents without litigation, as well as the first instance, second instance, retrial and execution procedures after contract disputes enter arbitration or civil proceedings. When the address for service needs to be changed, the guarantor shall perform the obligation of giving written notice; otherwise, the confirmed address for service shall still be regarded as the valid address for service If the documents are rejected, the date on which the documents are returned shall be deemed as the date of service.

Guarantor: (signature + hand white

June 8, 2021

Attachment: Copy of Guarantor ID card

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